Exhibit 4.1

                                                                EXECUTION COPY



                                 TRUST AGREEMENT
                                     between

                                    EMT CORP,
                                    as Issuer

                                       and

                            NBD Bank, N.A. as Trustee

                            Dated as of May 15, 1998




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                                TABLE OF CONTENTS

                                                                            PAGE

                                    ARTICLE I

                   SHORT TITLE DEFINITIONS, AND INTERPRETATION

         Section 1.1.      Short Title                                        4
         Section 1.2.      Definitions                                        4
         Section 1.3.      Interpretation                                    12
         Section 1.4.      Incorporation by Reference of Trust               14

                                   ARTICLE II

                                 TERMS OF NOTES

         Section 2.1.      Authorized Amount of Notes                        14
         Section 2.2.      Limited Obligation                                15
         Section 2.3.      Authentication                                    15
         Section 2.4.      Form of Notes                                     15
         Section 2.5.      Conditions Precedent to Delivery of Notes         15
         Section 2.6.      Exchange Agreements                               18
         Section 2.7.      Book-Entry Notes                                  18
         Section 2.8.      Notices to Clearing Agency                        19
         Section 2.9.      Definitive Notes                                  19
         Section 2.10.     Restrictions on Transfer                          19

                                   ARTICLE III

                      GENERAL TERMS AND PROVISIONS OF NOTES

         Section 3.1.      Medium of Payment                                 20
         Section 3.2.      Legends                                           20
         Section 3.3.      Negotiability Transfer and Registry               20
         Section 3.4.      Transfer of Notes                                 21
         Section 3.5.      Regulations With Respect to Exchanges and
                           Transfers                                         21
         Section 3.6.      Notes Mutilated Destroyed Stolen or Lost          21
         Section 3.7.      Preparation of Definitive Notes,
                           Temporary Notes                                   22
         Section 3.8.      Cancellation and Destruction of Notes             22
         Section 3.9.      Execution and Authentication                      22

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                                   ARTICLE IV

                 APPLICATION OF NOTE PROCEEDS AND OTHER AMOUNTS

         Section 4.1.      Application of Note Proceeds, Accrued
                           Interest                                          23

                                    ARTICLE V

                       PLEDGE OF TRUST AGREEMENT; ACCOUNTS

         Section 5.1.      Pledge                                            23
         Section 5.2.      Accounts                                          24
         Section 5.3.      Revenue Account                                   24
         Section 5.4.      Loan Account                                      26
         Section 5.5.      Reserve Account                                   28
         Section 5.6.      Investment of Certain Funds                       28
         Section 6.1.      Payment of Notes                                  29
         Section 6.2.      Extension of Payment of Notes                     29
         Section 6.3.      Offices for Servicing Notes                       29
         Section 6.4.      Power to Issue Notes and Pledge Revenues
                           Funds and Other Property                          30
         Section 6.5.      Further Assurance                                 30
         Section 6.6.      Accounts and Reports                              30
         Section 6.7.      Loan Program                                      31
         Section 6.8.      Personnel and Servicing of Programs               32
         Section 6.9.      Issuance of Additional Obligations                32
         Section 6.10.     Compliance With Conditions Precedent              33
         Section 6.11.     General                                           33
         Section 6.12.     Waiver of Laws                                    33
         Section 6.13.     Reports to and Confirmations from the
                           Rating Agencies                                   33
         Section 6.14.     Existence                                         34
         Section 6.15.     Protection of Pledged Assets                      34
         Section 6.16.     Opinions as to Pledged Assets                     35
         Section 6.17.     Performance of Obligations Servicing of Loans     35
         Section 6.18.     Negative Covenants                                37
         Section 6.19.     Annual Statement as to Compliance                 37
         Section 6.20.     Issuer May Consolidate etc., Only on
                           Certain Terms                                     38
         Section 6.21.     Successor or Transferee                           39
         Section 6.22.     No Other Business                                 39
         Section 6.23.     No Borrowing                                      39
         Section 6.24.     Obligations of Servicer and Administrator         40
         Section 6.25.     Guarantees, Loans, Advances and other
                           Liabilities                                       40
         Section 6.26.     Capital Expenditures                              40
         Section 6.27.     Compliance with Articles of Incorporation         40
         Section 6.28.     Notice of Events of Default                       40

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                                   ARTICLE VII

                          SUPPLEMENTAL TRUST AGREEMENTS

          Section 7.1.     Supplemental Trust Agreements Effective
                           Without Consent of Note Owners                    40
          Section 7.2.     Supplemental Trust Agreements Effective
                           Only Upon Consent of Note Owners                  41
          Section 7.3.     General Provisions                                42

                                  ARTICLE VIII

                                   AMENDMENTS

         Section 8.1.      Mailing of Notice of Amendment                    42
         Section 8.2.      Powers of Amendment                               42
         Section 8.3.      Consent of Note Owners                            43
         Section 8.4.      Modifications by Unanimous Consent                43
         Section 8.5.      Exclusion of Notes                                44
         Section 8.6.      Notation on Notes                                 44

                                   ARTICLE IX

                      DEFAULTS, ACCELERATIONS AND REMEDIES

         Section 9.1.      Events of Default                                 44
         Section 9.2.      Acceleration                                      45
         Section 9.3.      Remedies                                          45
         Section 9.4.      Priority of Payments After Default                46
         Section 9.5.      Termination of Proceedings                        48
         Section 9.6.      Direction of Proceedings                          49
         Section 9.7.      Limitation on Rights of Note Owners               49
         Section 9.8.      Possession of Notes by Trustee Not Required       50
         Section 9.9.      Remedies Not Exclusive                            50
         Section 9.10.     No Waiver of Default                              50
         Section 9.11.     Notice of Event of Default                        51

                                    ARTICLE X

                           CONCERNING THE FIDUCIARIES

         Section 10.1.     Appointment and Acceptance of Duties of Trustee   51
         Section 10.2.     Responsibility of Fiduciaries                     53
         Section 10.3.     Evidence on Which Fiduciaries May Act             53
         Section 10.4.     Compensation                                      54
         Section 10.5.     Permitted Acts and Functions                      54
         Section 10.6.     Resignation of Trustee                            55
         Section 10.7.     Removal of Trustee                                55
         Section 10.8.     Appointment of Successor Trustee                  55

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          Section 10.9.    Transfer of Rights and Property to
                           Successor Trustee                                 56
          Section 10.10.   Merger or Consolidation                           56
          Section 10.11.   Adoption of Authentication                        57
          Section 10.12.   Evidence of Signatures of Note Owners and
                           Ownership of Notes                                57
          Section 10.13.   Preservation and Inspection of Documents          58
          Section 10.14.   Withholding                                       58

                                   ARTICLE XI

                      DEFEASANCE; MISCELLANEOUS PROVISIONS

          Section 11.1.    Defeasance                                        58
          Section 11.2.    No Recourse Under Trust Agreement or on Notes     60
          Section 11.3.    Security Instrument                               60
          Section 11.4.    Conflict                                          60
          Section 11.5.    Conflict with Trust Indenture Act                 60
          Section 11.6.    Recording of Trust Agreement                      61
          Section 11.7.    Effective Date                                    61

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                         STUDENT LOAN ASSET-BACKED NOTES
                                 TRUST AGREEMENT
                                 By and Between

                              EMT Corp., as Issuer
                                      and
                                 NBD Bank N.A.
                                   as Trustee

                  This Trust Agreement dated, executed and delivered as of May 15, 1998 (hereinafter sometimes referred to as the "Trust Agreement") by and between EMT Corp., a corporation, duly organized and existing under the laws of the State of Indiana, with its principal office in the City of Indianapolis, Indiana (hereinafter sometimes referred to as the "Issuer") and NBD Bank, N.A., as Truste, with its designated corporate trust office in Indianapolis, Indiana (hereinafter sometimes referred to as the "Trustee"),

                               W I T N E S S E T H

                  WHEREAS, the Issuer is created and exists under the Business Corporation Law of the State of Indiana; and

                  WHEREAS, the Issuer is empowered under its Articles of Incorporation to finance Eligible Loans (as hereinafter defined) which are either private student loans or Federal Family Education Program loans; and

                  WHEREAS, in order to provide funds for such purpose the Issuer is duly authorized under its Articles of Incorporation to issue and sell notes of the Issuer, which notes and the interest thereon may be secured by a pledge of student loans financed by the proceeds thereof and the notes evidencing the same as well as other revenues and assets of the Issuer; and

                  WHEREAS, the Issuer, by resolution adopted by its Board of Directors on May 28, 1998 determined that a necessity existed to finance Eligible Loans; and

                  WHEREAS, for the purpose of raising funds to finance such Eligible Loans several series of Notes designated EMT Corp. Student Loan Asset-Backed Notes Auction Rate Securities, Senior Series 1998 A-1 through A-4 and 1998 Senior Subordinate Series B (the "1998 Notes") are to be issued pursuant to the terms of the First Terms Supplement (as defined herein) in the principal amount of $350,000,000 and to be sold and delivered to provide proceeds to finance the acquisition of Eligible Loans; and

                  WHEREAS, the execution and delivery of this Trust Agreement and of the First Terms Supplement (which shall be the initial Supplemental Trust Agreement hereunder) thereto and the


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issuance of the 1998 Notes hereunder have been in all respects duly and validly authorized by a resolution duly passed and approved by the Board of Directors of the Issuer; and

                  WHEREAS, all acts, proceedings and things necessary and required by law to make said 1998 Notes, when executed by the Issuer and authenticated by the Trustee, the valid and binding legal obligations of the Issuer and to constitute and make this Trust Agreement a valid and effective Trust Agreement, have been done, taken and performed and the issuance, execution and delivery of said 1998 Notes and the execution, acknowledgment and delivery of this Trust Agreement have in all respects been duly authorized by the Issuer;

                  NOW THEREFORE, THIS TRUST AGREEMENT WITNESSETH THAT:

                  EMT Corp., in consideration of the premises and of the mutual covenants herein contained, and of the purchase and acceptance of the 1998 Notes by the owners thereof, and of the sum of One Dollar to be duly paid by the Trustee at or before the sealing and delivery of these presents and for other valuable consideration, the receipt whereof is hereby acknowledged, and for the purpose of fixing and declaring the terms and conditions upon which the 1998 Notes and any Additional Notes (as defined herein) are to be and may be issued, authenticated and delivered, secured and accepted by all persons who shall from time to time be or become the owners thereof, and in order to secure equally and ratably on a parity basis one with the other (except as hereinafter provided),
(1) the payment of the principal of and the interest on the Notes at any time issued and outstanding under this Trust Agreement according to their tenor and effect and payments, if any, required under any Exchange Agreement, and (2) the performance and observance of all of the covenants and conditions in said Notes and herein contained, has executed and delivered this Trust Agreement and does hereby bargain, assign, pledge, and grant a security interest in the following to the Trustee, and its successors in trust and assigns forever for the benefit of the Note Owners and the provider of any Exchange Agreement as their interests may appear, the following, which shall be hereinafter defined as the Pledged
Assets:

                                        2

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                                GRANTING CLAUSES

                                   DIVISION 1

                  The Loans (as hereinafter defined) and student loan notes evidencing the same including any guarantee or insurance thereon;

                                   DIVISION 2

                  All moneys and securities from time to time held by the Trustee under the terms of this Trust Agreement and any and all other real or personal property of every name and nature, from time to time hereafter by delivery or by writing of any kind conveyed, mortgaged, pledged, assigned or transferred as and for additional security hereunder by the Issuer or by anyone in its behalf or with its written consent (including, but not limited to the Custodial Property pledged under the Pledge Agreement, as defined hereinafter) to the Trustee, which is hereby authorized to receive any and all such property at any and all times and to hold and apply the same subject to the terms hereof;

                                   DIVISION 3

                  All Revenues and Recoveries of Principal (as defined hereinafter); and

                                   DIVISION 4

                  All of the Issuer's interest in the Basic Documents and any Exchange Agreement;

                  TO HAVE AND TO HOLD the same unto the Trustee and its successor or successors and its or their assigns forever;

                                        3

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                                    ARTICLE I

                   SHORT TITLE DEFINITIONS, AND INTERPRETATION

                  Section 1.1. SHORT TITLE. This Trust Agreement may hereafter be cited by the Issuer and is hereinafter sometimes referred to as the "Trust Agreement".

                  Section 1.2. DEFINITIONS. In this Trust Agreement, the following words and terms shall unless the context otherwise requires, have the following meanings;

                  "Account" means any of the trust accounts created and established by this Trust Agreement.

                  "Accountant" means such nationally reputable and experienced independent certified public accountant or firm of independent certified public accountants as may be selected by the Issuer and satisfactory to the Trustee and may be the accountant or firm of accountants who regularly audit the books and accounts of the Issuer.

                  "Additional Notes" means any Notes in addition to the 1998 Notes and any other Notes then Outstanding authorized and issued in accordance with Section 2.1. hereof.

                  "Administrator" means EFS, Inc., an Indiana corporation acting under the Administrative Agreement, or any successor thereto.

                  "Administrative Agreement" means the agreement so named by and between EFS, Inc. and the Issuer.

                  "Advance" means an advance of funds by or on behalf of the Issuer to the Trustee for deposit in any of the accounts established by the Trust Agreement.

                  "Authorized Denomination" means with respect to the 1998 Notes principal amounts of $50,000 and whole multiples thereof.

                  "Authorized Officer" means the President or Treasurer of the Issuer or, in the case of any act to be performed or duty to be discharged, any other officer or employee of the Issuer then authorized to perform such act or discharge such duty.

                  "Bankruptcy Code" means Title 11 of the United States Code or similar federal or state laws for the relief of debtors.

                  "Basic Documents" means the Servicing Agreement the Administrative Agreement, the Custodian Agreement the Pledge Agreement, and each Loan Purchase Agreement.

                  "Business Day" means a day of the year, except Saturday or Sunday or days on which banks located in the city in which the

                                        4


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Principal Office of the Trustee is located, are required or authorized to remain closed or on which The New York Stock Exchange is closed.

                  "Certificate" means (i) a signed document either attesting to or acknowledging the circumstances, representations or other matters therein stated or set forth or setting forth matters to be determined pursuant to this Trust Agreement or (ii) the report of an accountant as to audit or other procedures called for by this Trust Agreement.

                  "Clearing Agency" means the entity so designated pursuant to
Section 2.7. hereof.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the applicable Treasury regulations promulgated thereunder.

                  "Counsel's Opinion" means an opinion signed by an attorney or firm of attorneys of recognized standing in the field of law to which such opinion relates, selected by the Issuer and satisfactory to the Trustee.

                  "Costs of Issuance" means all items of expense, directly or indirectly payable or reimbursable by or to the Issuer and related to the authorization sale and issuance of the Notes, including, but not limited to, printing costs, costs of preparation and reproduction of document, filing and recording fees, initial fees, and charges of any Fiduciary any liquidity facility provider or insurer, legal fees and charges, fees and disbursements of consultants and professionals costs of credit ratings costs of mathematical verification of certain computations, fees and charges for preparation, execution, transportation and safekeeping of Notes any insurance premiums and financing charges, accrued interest with respect to the initial investment of proceeds of Notes and any other cost, charge or fee in connection with the original issuance of the Notes.

                  "Custodial Property" means the student loan notes evidencing Loans, which are deposited with the Servicer pursuant to the Custodian Agreement and constituting the Pledged Loans and related Pledged Documents as defined therein.

                  "Custodian Agreement" means the custodian agreement among the Issuer, the Eligible Lender Trustee, the Trustee and the Servicer, pursuant to which the Servicer holds the Custodial Property for the benefit of the Trustee, dated as of May 15, 1998 or any similar agreement.

                  "Depositary" means any bank, trust company, national banking association or savings and loan association selected by the Issuer or the Trustee as a depositary of moneys or securities held under the provisions of this Trust Agreement and may include the Trustee or any Paying Agent.

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                  "Eligible Funds" means (i) the original proceeds of the Notes remaining in any Account established hereunder, (ii) moneys on deposit in the Revenue Account or the Loan Account and held in any one or more of such Accounts for at least 123 days during which no Event of Bankruptcy shall have occurred,
(iii) any other moneys held by the Trustee under this Trust Agreement which, in the opinion of nationally recognized counsel with expertise in bankruptcy acceptable to the Trustee, will not, if used to pay the principal of or interest on the Notes, constitute an avoidable preference under the Bankruptcy Code upon an Event of Bankruptcy, and (iv) the proceeds of investment of any such moneys which are retained in any such Account.

                  "Eligible Lender Trust Agreement" means that certain trust agreement executed as of April 1, 1998, by and between EMT Corp. and KeyBank Indiana, N.A., acting as eligible lender trustee.

                  "Eligible Lender Trustee" means KeyBank Indiana, N.A., or any successor thereto as eligible lender trustee pursuant to the Eligible Lender Trust Agreement.

                  "Eligible Loan" means any loan (1) made to a borrower to finance post-secondary education, provided such borrower is a resident, or a parent of a resident, of a state of the United States attending a post-secondary school located within or without the United States, and (2) with respect to the 1998 Notes, guaranteed by a Guarantor or, subject to a Rating Confirmation any private loan.

                  "Event of Bankruptcy" means the filing of a petition commencing a case by or against the Issuer under the Bankruptcy Code unless such petition shall have been dismissed and such dismissal shall be final and not subject to appeal.

                  "Event of Default" means any of the events specified in
Section 9.1 hereof.

                  "Exchange Agreement" means any agreement by and among the Issuer, the Trustee, and the counter-party thereto providing for the exchange of payments as set forth in such agreement and shall include instruments such as "collars", "caps", "floors" or "hedges".

                  "Federal Family Education Loan Program" means the student loan program authorized pursuant to Part B of Title IV of the Higher Education Act of 1965, comprised of ss.ss.20 U.S.C. 1071 ET SEQ., as the same may be amended from time to time.

                  "Fiduciary" means the Trustee, the Eligible Lender Trustee, a Depositary or any paying agent, or any or all of them as may be appropriate as fiduciary for the benefit of the Note Owners.

                  "First Terms Supplement" means the First Terms Supplement being the initial Supplemental Trust Agreement supplemental to this

Trust Agreement dated as of May 15, 1998 by and between the Issuer and the Trustee setting forth the terms of the 1998 Notes.

                  "Fiscal Year" means a twelve-month period commencing on the first day of July of any year, or such other twelve-month period adopted by the Issuer as its fiscal year for accounting purposes.

                  "Fitch" means Fitch IBCA Inc., a Delaware corporation, its successors and assigns, and, if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "Fitch" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Issuer.

                  "Guarantor" means (i) any guarantor of Federal Family Education Loan Program loans and (ii) the United States Secretary of Education.

                  "Higher Education Act" means Title IV, Part B of the Higher Education Act of 1965, as amended and the regulations thereunder.

                   "Interest Carryover" means any payment obligation so characterized with respect to Notes in the related Supplemental Trust Agreement.

                  "Interest Payment Date" means any date upon which interest on the Notes is due and payable in accordance with their terms.

                  "Investment Securities" means for all purposes:

                           (1) direct obligations (including obligations issued
                  or held in book entry form on the books of the United States Department of Treasury) of the United States of America;

                           (2) obligations of any of the following federal
                  agencies which obligations represent full faith and credit of the United States of America, including:

                  -        Export - Import Bank
                  -        Farmers Home Administration
                  -        General Services Administration
                  -        U.S. Maritime Administration
                  -        Small Business Administration
                  -        Government National Mortgage Association (GNMA)
                  -        U.S. Department of Housing &, Urban Development
                           (PHA s)
                  -        Federal Housing Administration;

                           (3) bonds notes or other evidences of indebtedness rated "AAA" by S&P and "AA" by Fitch issued by the

                  Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation with remaining maturities not exceeding three years;

                           (4) U.S. dollar-denominated deposit accounts, federal
                  funds and banker's acceptances with domestic commercial banks which have a rating on their short-term certificates of deposit on the date of purchase of "A-1+" by S&P or "Fl+" by Fitch and maturing no more than 360 days after the date of purchase (Ratings on holding companies are not considered as the rating of the bank);

                           (5) commercial paper which is rated at the time of
                  purchase in the single highest classification, "A-1" by S&P or "[Fl+]" by Fitch and which matures not more than 270 days after the date of purchase;

                           (6) repurchase agreements and reverse repurchase
                  agreements with banks (which may include the Trustee or any of its affiliates) which are members of the Federal Deposit Insurance Corporation, whose outstanding unsecured debt securities are rated "AA" by Fitch and "AAA" by S&P;

                           (7) overnight repurchase agreements and reverse
                  repurchase agreements at least 101% collateralized by securities described in subparagraph (1) of this definition;

                           (8) shares of a fund registered under the Investment
                  Company Act of 1940, as amended, whose shares are registered under the Securities Act of 1933 as amended, which shares at the time of purchase are rated "Aam-G" or "AAAm" by S&P or

                           (9) other forms of investments provided that prior to
                  the acquisition of such investment the Issuer shall give reasonable written notice to the Rating Agencies of its intention to so invest and shall deliver to the Trustee evidence satisfactory to the Trustee that the making of such investment would not adversely affect the existing rating on any Outstanding Notes (provided however that no investment may be made in any Investment Security rated "r" by S&P).

                  "Issuer" means EMT Corp. or any corporation, body, agency or instrumentality which shall hereafter succeed to the powers, duties and functions of the Issuer.

                  Junior Subordinate Obligations" means any obligations of the Corporation authorized and issued in accordance with Section 2.1(e) hereof.

                   "Loan" means any Eligible Loan acquired by the Issuer pursuant to this Trust Agreement by the expenditure of amounts in the Loan Account.

                  "Loan Account" means the Loan Account established pursuant to
Section 5.2. hereof.

                  "1998 Notes" means the Notes authorized in Section 2.1(b) hereof.

                   "Note" means one of the notes authenticated and delivered pursuant to Article II of this Trust Agreement.

                   "Note Owner" or words of similar import, when used with reference to a Note, means any person who shall be the registered owner of any Note.

                   "Outstanding", when used with reference to Notes shall mean as of any date, all Notes theretofore or thereupon being authenticated and delivered under this Trust Agreement except:

                            (1)  any Note cancelled by the Trustee or
                  delivered to the Trustee for cancellation at or prior to such date;

                            (2) any Note (or portion of a Note) for the payment of which there have been separately set aside and held:

                           (a) moneys in an amount sufficient to effect payment
                  of the principal thereof, together with accrued interest on such Note to the Payment Date or maturity; or

                           (b) Investment Securities as described in clause (1)
                  of the definition thereof, except that such Investment Securities must also be non-callable, in such principal amounts of such maturities, bearing such interest and otherwise having such terms and qualifications as shall be necessary to provide moneys in an amount sufficient to effect payment of the principal of such Note together with accrued interest on such Note, to the Payment Date or maturity; or

                           (c) any combination of (a) and (b) above;

                           (3) any Note in lieu of or in substitution for which
                  other Notes shall have been authenticated and delivered pursuant to Sections 3.6 and 3.7 or Section 8.5 hereof; and

                            (4) any Note deemed to have been paid as provided in
                 subsection (B) of Section 11.1 hereof.

                   "Payment Date" means a date of redemption of the Notes prior to the date of maturity of the Notes, upon election or requirement to redeem the Notes on such date prior to maturity.

                  "Pledge Agreement" means the agreement so named by and among the Issuer, the Trustee and the Eligible Lender Trustee made as of the 15th day of May, 1998.

                  "Pledged Assets" means all the rights and interests described in Divisions 1 through 4 of the granting clauses of this Trust Agreement.

                  "Principal Office" means, with respect to the Trustee, the office so designated by the Trustee.

                   "Program Expenses" means all of the Issuer's expenses in carrying out and administering its loan purchase program under this Trust Agreement and shall include without limiting the generality of the foregoing, salaries, acquisition and loan servicing fees, supplies, utilities, mailing labor, materials, office rent, maintenance furnishings, equipment, machinery and apparatus, telephone insurance premiums, legal accounting, management, consulting and banking services and expenses bond insurance and liquidity facility fees and expenses, fees and expenses incurred in remarketing or auctioning Notes, fees and expenses of the Fiduciaries, Costs of Issuance not otherwise paid for or provided for from the proceeds of the Notes, travel, payments for pension, thrift savings, retirement, health and hospitalization and life and disability insurance benefits, all to the extent properly allocable to the financing under this Trust Agreement; provided, however, that absent a prior Rating Confirmation, the annual amount of Program Expenses payable from the Pledged Assets shall not exceed 30% of the principal amount of the Outstanding Notes.

                  "Rating Agency" or "Rating Agencies" means both of S&P and Fitch (or either s successor) to the extent either such agency has been requested by the Issuer to issue a rating on the Notes and such agency has issued and continues to apply a rating on such Notes at the time in question.

                  "Rating Confirmation" means, with respect to any proposed action that (i) the Rating Agency is given adequate prior written notice of such proposed action and (ii) that prior to taking such action the Trustee has received a letter or other evidence satisfactory to the Trustee, that the taking of such action as proposed would not adversely affect any existing rating on the outstanding Notes.

                  "Record Date" means (i) with respect to payments to be made on an Interest Payment Date with respect to the 1998 Notes, the Business Day prior to such Interest Payment Date (ii) or with respect to other Notes, such date as shall be set in the applicable Supplemental Trust Agreement pursuant to which such Notes are issued or (iii) with respect to payments to be made otherwise, such date as the Trustee shall reasonably determine.

                  "Recoveries of Principal" means all amounts received by the Issuer from or on account of any Loan as a recovery of the principal amount of any Loan including scheduled, delinquent and advance payments, payouts or prepayments, proceeds from insurance or from the sale, assignment or other disposition of a Loan and any payments representing such principal from the guaranty or insurance of any Loan.

                  " Reserve Account" means the Reserve Account established pursuant to Section 5.2 hereof.

                  "Reserve Account Requirement" means such amount as shall be determined by the Issuer but in any event not less than the greater of (1) $500,000 or (ii) two percent (2%) of the principal amount of the Outstanding Notes.

                  "Revenue Account" means the Revenue Account established pursuant to Section 5.2 hereof.

                  "Revenues" mean all payments, proceeds, charges, and other cash income received by the Issuer from or on account of any Loan (including scheduled, delinquent and advance payments of and any insurance proceeds with respect to interest on any guarantee or Loan and any special allowance payment received by the Issuer pursuant to the Higher Education Act with respect to any
Loan) all interest earned or gain realized from the investment of amounts in any Account, and amounts received pursuant to any Exchange Agreement but excludes Recoveries of Principal.

                  "S&P" means Standard & Poor's Rating Service, a division of the McGraw-Hill Companies, a New York corporation, its successors and assigns, and if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other nationally recognized securities rating agency designated by the Corporation.

                  "Senior Obligations" means any obligations of the Issuer authorized and issued in accordance with Section 2.1 (c) hereof which may be either senior Notes or senior Exchange Agreements if so designated by the Issuer.

                  "Senior Subordinate Obligations" means any obligations of the Issuer authorized and issued in accordance with Section 2.1(d) hereof which may be either senior subordinate Notes or senior subordinate Exchange Agreements if so designated by the Issuer.

                  "Series Interest Rate" means the interest rate with respect to a Series of Notes.

                  "Servicer" means, initially, EFS Services, Inc. an Indiana corporation, and any successor or assigns or any other servicer sub3ect to a Rating Confirmation.

                   "Servicing Agreement" means the agreement so named by and between the Issuer and EFS Services, Inc., dated as of May 15, 1998.

                  "State" means the State of Indiana.

                   "Supplemental Trust Agreement" means any trust agreement, including any terms supplement supplemental to or amendatory of this Trust Agreement, between the Issuer and the Trustee and effective in accordance with
Article VII.

                   "TIA" means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specified.

                   "Trust Agreement" means this Trust Agreement and any amendments or supplements made in accordance with its terms.

                   "Trust Estate" means the revenues, funds, property and assets so identified in the Pledge Agreement.

                   "Trustee" means NBD Bank, N.A. and its successor and any other person at any time substituted in its place pursuant to this Trust Agreement.

                   "Value" means that the value of any investments shall be calculated as follows:

                   (1) as to investment the bid and asked prices of which are published on a regular basis in The Wall Street Journal (or if not there, then in The New York Times): the average of the bid and asked prices for such investments so published on or most recently prior to such time of determination;

                   (2) as to investment the bid and asked prices of which are not published on a regular basis in The Wall Street Journal or The New York Times: the average bid price at such time of determination for such investments by any two nationally recognized government securities dealers (selected by the Trustee in its absolute discretion) at the time making a market in such investments or the bid price published by a nationally recognized pricing service;

                   (3) as to certificates of deposit and bankers acceptances: the face amount thereof, plus accrued interest; and

                   (4) as to any investment not specified above; the value thereof established by prior agreement between the Issuer, the Trustee and the Rating Agencies.

                  Section 1.3. INTERPRETATION. (A) In this Trust Agreement, unless the context otherwise requires:

                            (1) the terms "hereby," "hereof," "hereto" "herein,"
                  "hereunder" and any similar terms, as used in this Trust Agreement, refer to this Trust Agreement and the term "heretofore" means before, and the term "hereafter" means after the date of adoption of this Trust Agreement;

                            (2) words of the masculine gender mean and include
                  correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa;

                            (3) words importing persons shall include firms,
                   association partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons;

                            (4) any heading preceding the texts of the several
                  Articles and Sections of this Trust Agreement, and any table of contents or marginal notes appended to copies hereof shall be solely for convenience of reference and shall not constitute a part of this Trust Agreement nor shall they affect its meaning, construction or effect;

                            (5) this Trust  Agreement  shall be governed by and
                  construed in accordance with the applicable laws of the State;

                            (6) the verbs "finance" or "acquire" when used with
                  reference to a Loan, shall be construed to include (i) the purchase or other acquisition of such Loan or (ii) the participation by the Issuer, either with itself or with others, in the making or purchase thereof; and

                            (7 any consent required hereunder shall unless
                  stated otherwise be in writing or confirmed in writing.

                  (B) Nothing in this Trust Agreement expressed or implied is intended or shall be construed to confer upon, or to give to any person other than the Issuer the Fiduciaries, the Note Owners or the counter party to any Exchange Agreement, to the extent their interests may appear, any right, remedy, or claim under or by reason of this Trust Agreement or any covenant, condition or stipulation thereof. All the covenants, stipulations, promises, and agreements herein contained by and on behalf of the Issuer shall be for the sole and exclusive benefit of the Issuer, the Fiduciaries, the Note Owners, the owners of any Junior Subordinate Obligations and the counter parties to any Exchange Agreement, to the extent their interests may appear.

                   (C) If any one or more of the covenants or agreements provided herein on the part of the Issuer or any Fiduciary to be performed should be contrary to law, then such covenant or covenants or agreement or agreements shall be deemed separable from the remaining covenants and agreements hereof and shall in no way affect the validity of the other provisions of this Trust Agreement, the Notes or any Exchange Agreement.

                  Section 1.4. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Trust Agreement refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Trust Agreement. The following TIA terms used in this Trust Agreement have the following meanings:

          "Commission" means the Securities and Exchange Commission.

          "indenture securities" means the Notes.

          "indenture security holder" means a Note Owner.

           "indenture to be qualified" means, if requested in writing by the Issuer, this Trust Agreement.

          "indenture trustee" means the Trustee

          "obligor" on the indenture securities means the Issuer.

All other TIA terms used in this Trust Agreement that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

                                   ARTICLE II

                                 TERMS OF NOTES

                  Section 2.1. AUTHORIZED AMOUNT OF NOTES

                   (a) No Notes may be issued under the provisions of this Trust Agreement except in accordance with this Article.

                   (b) The 1998 Notes are authorized to be issued pursuant to the terms of the First Terms Supplement in a total principal amount of three hundred fifty million dollars ($350,000,000).

                   (c) Senior Obligations (other than a portion of the 1998 Notes) may be issued upon prior written notice to the Rating Agencies and receipt by the Trustee of a Rating Confirmation.

                   (d) Senior Subordinate Obligations (other than a portion of the 1998 Notes) may be issued upon prior written notice to the Rating Agencies and receipt by the Trustee of a Rating Confirmation.

                   (e) Junior Subordinate Obligations may be issued upon prior written notice to the Rating Agencies and receipt by the Trustee of a Rating Confirmation.

                   (f) Prior to the issuance of any Notes (other than the 1998 Notes) the Issuer shall deliver to the Trustee a Counsel's Opinion that the issuance of such Notes would not adversely affect the tax opinion pertaining to any prior issuance of Outstanding Notes.

                   Section 2.2. LIMITED OBLIGATION. The Issuer shall not be obligated to pay the Notes (or any Exchange Agreement or Junior Subordinate Obligation) or the interest thereon except from the property and income pledged as aforesaid and no recourse shall be had for the payment of the principal thereof or interest thereon against the Issuer, or against the property or funds of the Issuer, except to the extent of the property and income pledged expressly thereto.

                   Section 2.3. AUTHENTICATION. No Note shall be valid or obligatory for any purpose or entitled to any security or benefit under this Trust Agreement unless and until a certificate of authentication on any Note shall be deemed to have been executed by an authorized representative of either of the Trustee or a co-authenticating agent designated by the Issuer with the approval of the Trustee, but it shall not be necessary that the same representative of the Trustee or the co-authenticating agent sign the certificate of authentication on all of the Notes issued hereunder.

                   Section 2.4. FORM OF NOTES. The form of the Notes, the Trustee's Certificate of Authentication to be endorsed thereon and the form of Assignment to be set forth thereon shall be substantially set forth in the applicable Supplemental Trust Agreement.

                  Section 2.5. CONDITIONS PRECEDENT TO DELIVERY OF NOTES.
The Notes shall be authenticated by the Trustee and delivered to the Issuer or upon its order, but only upon the receipt by the Trustee of:

                            (1) Counsels Opinion(s) to the effect that (i) this
                  Trust Agreement has been duly and lawfully authorized, executed and delivered by the Issuer and is valid and binding upon, and enforceable against the Issuer (except to the extent that the enforceability thereof may be limited by the operation of bankruptcy, insolvency, reorganization, arrangement, fraudulent, conveyance, moratorium or other similar laws affecting rights and remedies of creditors and by the application of equitable principles and by the exercise of 3udicial discretion in appropriate cases); (ii) this Trust Agreement creates the valid pledge which it purports to create of the Revenues and Recoveries of Principal and of moneys and securities on deposit in any of the Accounts established hereunder, including the investments, if any, thereof, subject to the application thereof to the purposes and on the conditions permitted by this Trust

                  Agreement, (iii) upon the execution, authentication and delivery thereof, such Notes constitute valid and binding obligations of the Issuer; (iv) the Eligible Lender Trust Agreement, the Eligible Lender Trust Agreement recognizes the ability of the Issuer to execute and deliver the Supplemental Trust Agreement relating to such Notes (and, in the case of the first Series to be authenticated and delivered hereunder, this Trust Agreement), and to issue such Notes, and the Issuer has duly taken all necessary action under the Trust Agreement and the Eligible Lender Trust Agreement for those purposes;
                  (v) the Issuer is an Indiana Corporation and the issuance of the Notes then applied for is in conformity with the terms of its charter, articles of incorporation and by-laws and have been duly authorized by the Issuer, (vi) the Issuer has granted to the Trustee a lien and first perfected security interest in all of its right, title and interest in each such Loan (vii) the Eligible Lender Trust Agreement authorizes the Issuer to grant the Trust Estate to the Trustee as security for the Notes of such Series and all previously issued and Outstanding Series and the Issuer has taken all necessary action under the Eligible Lender Trust Agreement and the Pledge Agreement to grant the Trust Estate to the Trustee;
                  (viii) the Supplemental Trust Agreement delivered to the Trustee with such Opinion of Counsel subjects the Loans securing such Series and all previously issued and Outstanding Series and all proceeds therefrom and the Pledged Assets for such Series and all previously issued and outstanding Series to the lien and security interest of this Trust Agreement;
                  (ix) such action has been taken with respect to delivery of possession of the Pledged Assets and with respect to the recording and filing of this Trust Agreement, the Supplemental Trust Agreement for such Series, any other instruments supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing Statements as is necessary to perfect a first priority security interest in the Pledged Assets for such Series and all previously issued and Outstanding Series, with either the details of such action being recited therein, or the absence of any such action being necessary to make such lien and security interest effective being stated therein; and, with any recording, filing, re-recording and re-filing of this Trust Agreement, the Supplemental Trust Agreement for such Series, any other instruments supplemental hereto and any other requisite documents and any execution and filing of any financing Statements and continuation Statements that will in the opinion of such counsel, be required to maintain the lien and security interest created by this Trust Agreement and the related Supplemental Trust Agreement in the Pledged Assets for such Series and all previously issued and Outstanding Series until the fifth anniversary date of the year which the first Opinion of Counsel with respect to such Series is required to be delivered; (x) this Trust Agreement and the Supplemental Trust Agreement for such Series have been duly qualified under the TIA, or that no qualification of such Terms Supplement under the TIA is necessary, the execution of the Supplemental Trust Agreement for such Series requires the requalification of this Trust Agreement under the TIA, or that no requalification of the Trust Agreement under the TIA is necessary by virtue of the execution of such Supplemental Trust Agreement; and (ix) no authorization, approval or consent of any governmental body having jurisdiction over the Issuer which has not been obtained by the Issuer is required for the valid issuance and delivery of the Notes;

                           (2) a written order as to the delivery of such Notes
                  signed by an Authorized Officer; authorizing the execution, authentication and delivery of such Notes by the Issuer and specifying the Series, whether such Notes are to be Senior, Senior Subordinate or Junior Subordinate Notes, the Final Maturity Date of each Series, the principal amount and the Series Interest Rate, or the method of determining such Series Interest Rate of each Series of such Notes to be authenticated and delivered;

                           (3) a Certificate of an Authorized Officer of the
                  Issuer stating that: (i) the Issuer is not in Default under this Trust Agreement and the issuance of the Notes applied for will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Trust Agreement, the Eligible Lender Trust Agreement, any indenture mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject and that all conditions precedent provided in this Trust Agreement relating to the authentication and delivery of the Notes applied for have been complied with; (ii) the Issuer is the owner or beneficial owner of each Loan securing such Series and any previously issued Series has not assigned any interest or participation in any such Loan (or, if any such interest or participation has been assigned it has been released) and has the right to grant each such Loan to the Trustee (iii) the Issuer has granted to the Trustee a lien and first perfected security interest in all of its right title and interest in each such Loan; and (iv) attached thereto are true and correct copies of the Rating Confirmations;

                            (4) the amount of the proceeds of such Notes to be
                  deposited with the Trustee pursuant to Section 4.1;

                            (5) a certificate of an authorized official of or an
                  opinion of counsel to the Eligible Lender Trustee to the effect that the Eligible Lender Trustee is an "eligible lender" under the terms of the Higher Education Act and has corporate power to execute and deliver the Eligible Lender Trust Agreement;

                            (6) such further documents and moneys as are
                  required by the provisions of Article VII or any Supplemental Trust Agreement entered into pursuant to Article VII; and

                            (7) if applicable, such further documents as are required with regard to the issuance of Additional Notes.

                  Section 2.6. EXCHANGE AGREEMENTS. Any other provision of this Trust Agreement notwithstanding, the Issuer and the Trustee may enter into an agreement with a financial institution pursuant to which the Issuer and the Trustee shall agree to make payments from amounts held under the Trust Agreement in exchange for the financial institution agreeing to make payments to be deposited under the Trust Agreement provided that prior to entering any such agreement (i) the Issuer shall give adequate written notice to the Rating Agencies of its intention to enter such agreement and (ii) the Issuer shall deliver to the Trustee (a) the Rating Confirmations (b) a Counsel's opinion to the effect that entering such Exchange Agreement would not adversely effect the tax opinion pertaining to any Outstanding Notes and (c) a written direction to enter into such agreement. Such notice to the Rating Agencies shall set forth whether the particular Exchange Agreement shall be a Senior Obligation or a Senior Subordinate Obligation.

                  Section 2.7. BOOK-ENTRY NOTES. Unless otherwise provided in the related Supplemental Trust Agreement, the Notes, upon original issuance, will be issued in the form of typewritten Notes representing the Book-Entry Notes, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Issuer. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner will receive a Definitive Note (as defined below) representing such Note Owner's interest in such Note, except as provided herein. Unless and until definitive, fully registered Notes (the "Definitive Notes") have been issued to Note Owners pursuant to Section 2.9: (i) the provisions of this Section shall be in full force and effect; (ii) the Note Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the payment of principal of and interest and other amounts on the Notes) as the authorized representative of the Note Owners; (iii) to the extent that the provisions of this Section conflict with any other provisions of this Trust Agreement the provisions of this Section shall control;

 (iv) the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Note Owners and the Clearing Agency and/or the Clearing Agency Participants pursuant to the Note Depository Agreements. Unless and until Definitive Notes are issued pursuant to this Section, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest and other amounts on the Notes to such Clearing Agency Participants; and (v) whenever this Trust Agreement requires or permits actions to be taken based upon instructions or directions of Note Owners of Notes evidencing a specified percentage of the Outstanding Amount of the Notes, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Trustee.

                  Section 2.8. NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the Note Owners is required under this Trust Agreement, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.9, the Trustee shall give all such notices and communications specified herein to be given to Note Owners to the Clearing Agency.

                  Section 2.9. DEFINITIVE NOTES. Definitive Notes may be issued as provided in Article III hereof.

                  Section 2.10. RESTRICTIONS ON TRANSFER. The Notes may not be offered or sold, after their initial issuance, except to Qualified Institutional Buyers in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A thereunder.

                  Each purchaser of any Series of Notes will be deemed to have represented and agreed as follows: (i) It is either (1) a Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act, and is acquiring the Notes for its own institutional account or for the account of a Qualified Institutional Buyer or (2) an institutional, "accredited investor" as defined in Rule 501 (a)(1),(2),(3) or (7) of Regulation D promulgated under the Securities Act; (ii) It understands that the Notes will be offered in a transaction not involving any public offering within the meaning of the Securities Act, and that if in the future it decides to resell, pledge or otherwise transfer any Notes, such Notes may be resold, pledged or transferred only (a) to a person who the seller reasonably believes is a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A or to an institutional "accredited investor", and, who, in either such case, delivers to the Trustee, the Issuer and the Market Agent an executed investment letter in acceptable form or
                                       19

 (b) pursuant to an effective registration statement under the Securities Act; and (iii) It understands that each Note will bear a legend substantially to the following effect:

 "UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER (AS DEFINED BELOW) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS THE HOLDER HEREOF BY PURCHASING THIS NOTE AGREES THAT THIS NOTE MAY BE RESOLD PLEDGED OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND (1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WHICH PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE RESALE PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR TO AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1),(2),(3), OR (7) OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT. THIS NOTE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY."

                                   ARTICLE III

                      GENERAL TERMS AND PROVISIONS OF NOTES

                  Section 3.1. MEDIUM OF PAYMENT. The Notes shall be payable in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts.

                  Section 3.2. LEGENDS. The Notes may contain or have endorsed thereon such provisions specifications and descriptive words not inconsistent with the provisions of this Trust Agreement as may be necessary or desirable to comply with custom, or otherwise.

                  Section 3.3. NEGOTIABILITY, TRANSFER AND REGISTER. All the Notes issued under this Trust Agreement shall be negotiable, subject to the provisions for registration, transfer and exchange contained in this Trust Agreement and in the Notes. So long as any of the Notes shall remain Outstanding or are otherwise not paid, The Issuer shall maintain and keep, at the corporate trust operations office of the Trustee, books for the registration, transfer and exchange of Notes. Upon presentation thereof for such purpose at said office, the Issuer shall register or cause to be registered in such books, and permit to be transferred thereon, any

Notes entitled to registration or transfer, under such reasonable regulations as it or the Trustee may prescribe.

                   Notes may at the option of the owner thereof, and upon payment by such owner of any charges which the Issuer or the Trustee may make as provided in Sections 3.5 and 3.6 hereof, be exchanged for an equal aggregate principal amount of Notes of any of the Authorized Denominations of the same Series and maturity, upon surrender thereof at the designated corporate trust operations office of the Trustee with a written instrument of transfer satisfactory to the Trustee duly executed by the owner or such owner s duly authorized attorney.

                   Section 3.4. TRANSFER OF NOTES. (A) Each Note shall be transferable only upon the books of the Issuer, which shall be kept for such purpose at the designated corporate trust operations office of the Trustee, in person by the registered owner thereof or by such owner's attorney duly authorized in writing, upon surrender thereof together with a written instrument of transfer satisfactory to the Trustee duly executed by the registered owner or such owner's duly authorized attorney. Upon the transfer of any such fully registered Note, the Issuer shall issue in the name of the transferee a new fully registered Note of the same Series and maturity.

                   (B) The Issuer and any Fiduciary may deem and treat the person in whose name any fully registered Note shall be registered upon the books of the Issuer as the absolute owner of such Note whether such Note shall be overdue or not, for the purpose of receiving payment of, or on account of the principal of and interest on such Note and for all other purposes and all such payments so made to any such registered owner or upon such owner's order shall be valid and effectual to satisfy and discharge the liability upon such Note to the extent of the sum or sums so paid, and neither the Issuer nor any Fiduciary shall be affected by any notice to the contrary.

                  Section 3.5. REGULATIONS WITH RESPECT TO EXCHANGES AND TRANSFERS. In all cases in which the privilege of exchanging or transferring Notes is exercised, the Issuer shall execute and the Trustee shall authenticate and deliver Notes in accordance with the provisions of this Trust Agreement. For every such exchange or transfer of Notes, whether temporary or definitive, the Issuer or the Trustee may make a charge sufficient to reimburse it for any tax, fee or other governmental charge required to be paid with respect to such exchange or transfer, which charges shall be paid by the person requesting such exchange or transfer as condition precedent to the exercise of the privilege of making such exchange or transfer of Notes.

                  Section 3.6. NOTES MUTILATED, DESTROYED, STOLEN OR LOST. In case any Note shall become mutilated or be destroyed, stolen or lost, the Issuer shall execute and the Trustee shall authenticate a new Note of like Series, interest rate, maturity, principal amount and other terms as the Note so mutilated, destroyed, stolen or lost. In the case of a mutilated Note, such new Note shall be delivered only upon surrender and cancellation of such mutilated Note In the case of Notes issued in lieu of and substitution of a Note which have been destroyed, stolen or lost such new Note shall be delivered only upon filing with the Trustee of evidence satisfactory to establish to the Issuer and the Trustee that such Note has been destroyed, stolen or lost and to prove the ownership thereof and upon furnishing the Issuer and the Trustee with indemnity satisfactory to them. The person requesting the authentication and delivery of a new Note pursuant to this Section shall comply with such other reasonable regulations as the Issuer and the Trustee may prescribe and pay such expenses as the Issuer and the Trustee may incur in connection therewith. All Notes surrendered to the Trustee shall be cancelled by it Evidence of such cancellation shall be given to the Issuer.

                  Section 3.7. PREPARATION OF DEFINITIVE NOTES; TEMPORARY NOTES.
(A) Definitive Notes shall be lithographed or printed on steel engraved borders; and until definitive Notes are prepared the Issuer may execute and deliver, in lieu of definitive Notes, but subject to the same provisions, limitations and conditions as the definitive Notes, except as to the denominations thereof and as to exchangeability, one or more temporary Notes, substantially of the tenor of the definitive Notes in lieu of which such temporary Notes are issued, in Authorized Denominations, and with such omissions, insertions and variations as may be appropriate to temporary Notes. Upon surrender of such temporary Notes for exchange and cancellation, the Issuer at its own expense shall prepare and execute and, without charge to the owner thereof, deliver in exchange therefor, at the corporate trust office of the Trustee, definitive Notes of the same aggregate principal amount as the temporary Notes surrendered. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and security as definitive Notes issued pursuant to this Trust Agreement.

                  (B) All temporary Notes surrendered in exchange for definitive Notes shall be forthwith cancelled by the Trustee.

                   Section 3.8. CANCELLATION AND DESTRUCTION OF NOTES. All Notes paid at maturity or redemption shall be delivered to the Trustee when such payment is made, and such Notes, together with all Notes purchased by the Trustee, shall thereupon be promptly cancelled. Notes so cancelled may at any time be destroyed by the Trustee in accordance with its customary procedures.

                   Section 3.9. EXECUTION AND AUTHENTICATION. (A) After their authorization, Notes may be executed by or on behalf of the Issuer and delivered to the Trustee for authentication. The Notes shall be executed in the name and on behalf of the Issuer by the manual or facsimile signature of an officer of the Issuer. The corporate seal of the Issuer shall be thereunto affixed, imprinted, engraved or otherwise reproduced thereon and attested by the manual or facsimile signature of any other Authorized Officer, or in such other manner as may be required by law. In case any one or more of the officers or employees who shall have signed or sealed any of the Notes shall cease to be such officer or employee before the Notes so signed and sealed shall have been actually delivered, such Notes may, nevertheless, be delivered as herein provided, and may be issued as if the person who signed or sealed such Notes had not ceased to hold such office or be so employed. Any Note may be signed and sealed on behalf of the Issuer by such persons as at the actual time of the execution of such Note shall be duly authorized or hold the proper office in or employment by the Issuer, although at the date of the Notes such persons may not have been so authorized or have held such office or employment.

                   (B) The Notes shall bear thereon a certificate of authentication executed manually by the Trustee or a co-authenticating agent. No Note shall be entitled to any right or benefit under this Trust Agreement or shall be valid or obligatory for any purpose until such certificate of authentication shall have been duly executed by the Trustee or a co-authenticating agent. Such certificate of the Trustee or a co-authenticating agent upon any Note executed on behalf of the Issuer shall be conclusive evidence that the Note was so authenticated and delivered under this Trust Agreement and that the owner thereof is entitled to the benefits hereof.

                                   ARTICLE IV

                 APPLICATION OF NOTE PROCEEDS AND OTHER AMOUNTS

                   Section 4.1. APPLICATION OF NOTE PROCEEDS, ACCRUED INTEREST.
(A) The proceeds of sale of any Additional Notes shall be applied as directed in the Supplemental Trust Agreement pursuant to which such Notes are authorized.

                   (B) The proceeds of sale of the 1998 Notes shall as soon as practicable upon the delivery of the 1998 Notes by the Trustee, be applied as follows:

                            (1) the amount representing accrued interest, if any shall be deposited to the Revenue Account; and

                            (2) the remainder shall be deposited as provided in the First Terms Supplement hereto.

                                    ARTICLE V

                       PLEDGE OF TRUST AGREEMENT; ACCOUNTS

                  Section 5.1. PLEDGE. To the fullest extent provided by applicable laws, the Pledged Assets shall immediately be subject to the lien of this Trust Agreement without any physical delivery thereof or further act, and such lien shall be valid and binding against all parties having claims of any kind in tort, contract or

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

otherwise, irrespective of whether such parties have notice hereof. Additionally, the Custodial Property will be held by the Servicer for the benefit of the Trustee, pursuant to the Custodian Agreement. A security interest in the Pledged Assets, including Custodial Property, is hereby granted to the Trustee for the benefit it of the Note Owners, the counter party or provider of any Exchange Agreement and the owners of any Junior Subordinate Obligations, as their interests may appear.

                  Section 5.2. ACCOUNTS. (A) The Issuer hereby establishes and creates the following trust accounts:


                   (1)     Revenue Account;

                   (2)     Loan Account; and

                   (3)     Reserve Account.

                   (B) All such Accounts shall be held and maintained by the Trustee and shall be identified by the Issuer and the Trustee according to the designations herein provided in such manner as to distinguish such Accounts from the accounts established by the Issuer for any other of its obligations. All moneys or securities held by the Trustee or any Depositary pursuant to this Trust Agreement shall be held in trust for the benefit of the Note Owners (or the counter-party or provider to any Exchange Agreement and the owners of any Junior Subordinate Obligations, to the extent their interests may apply) and applied only in accordance with the provisions of this Trust Agreement.

                   Section 5.3. REVENUE ACCOUNT. (A) The Issuer shall cause all Revenues to be deposited promptly with the Trustee in the Revenue Account. There shall be deposited in the Revenue Account any amount required to be deposited therein pursuant to this Trust Agreement and any other amounts available therefore and determined by the Issuer to be deposited therein from time to time.

                   (B) The Trustee shall pay out of the Revenue Account at the direction of the Issuer moneys then deposited therein, on each Interest Payment Date, as follows and in the following order of priority (and pro rata between separate categories of obligations within a priority in the event the available amount is insufficient to pay all obligations within such priority):

         FIRST: To the Servicer the amount, if any, then due, representing the Loan servicing fees portion of Program Expenses as shall be set forth in a certificate of an Authorized officer;

         SECOND: Into a payment account to be used by the Trustee the amount, if any, which when added to the amount already within such account and set aside therefor will be sufficient to pay interest on the Senior Notes due on such date, and any amount due on a Senior Exchange Agreement on such date.

         THIRD: Into a payment account to be used by the Trustee the amount, if any, which when added to the amount already within such account and set aside therefor will be sufficient to pay interest on the Senior Subordinate Notes due on such date, and any amount due on a Senior Subordinate Exchange Agreement;

         FOURTH: Pay to the Issuer such administrative fees (not otherwise paid or provided for) or other Program Expenses (other than servicing fees) as shall have been incurred with respect to the Notes or the Loans.

         FIFTH: Into a payment account to be used by the Trustee the amount, if any, which when added to the amount already within such account and set aside therefor will be sufficient to pay principal on the Senior Notes due by reason of maturity or scheduled redemption on such date;

         SIXTH: Into a payment account to be used by the Trustee the amount, if any, which when added to the amount already within such account and set aside therefor will be sufficient to pay principal on the Senior Subordinate Notes due by reason of maturity or scheduled redemption on such date;

         SEVENTH: Provided that the Reserve Account Requirement is then not met, to the Reserve Account such amount as then available to meet such Reserve Account Requirement.

         EIGHTH: Provided that the Value of the amount on deposit in the Accounts as certified to the Trustee by an Authorized Officer, exceed 100% of the principal amount of the Outstanding Notes, then the amounts above such 100% may be transferred into a payment account to be used by the Trustee, in an amount, if any, which when added to the amount already within such account and set aside therefor would be sufficient to pay any Interest Carryover then due and unpaid with respect to, in order of priority of payment Senior Notes and then Senior Subordinate Notes.

         NINTH: Into a payment account to be used by the Trustee the amount, if any, to be used to pay principal on Senior Notes in accordance with the priorities set forth in the applicable Supplemental Trust Agreements.

         TENTH: Into a payment account to be used by the Trustee the amount, if any, to be used to pay principal on Senior Subordinate Notes in accordance with the priorities set forth in the applicable Supplemental Trust Agreements.

         ELEVENTH: Into a payment account to be used by the Trustee the amount, if any, which when added to the amount already within such account and set aside therefor will be sufficient to pay, first interest on, and second, principal of any outstanding Junior Subordinate Obligations to the extent then due.

          TWELFTH: All remaining amounts, after giving effect to the above transfers and after retaining an amount equal to not less than thirty
          (30) days interest expected to be payable on all Notes as set forth in the Certificate of an Authorized Officer to the Loan Account.

                  Section 5.4. LOAN ACCOUNT. (A) There shall be deposited in the Loan Account all Recoveries of Principal and any amounts which are required to be deposited therein pursuant to this Trust Agreement, and any other amounts available therefor and determined by the Issuer to be deposited therein and not inconsistent with this Trust Agreement. The Trustee shall pay out of the Loan Account for deposit in the payment account of the Trustee on each Interest Payment Date the amounts as shall be set forth in the Certificate of an Authorized Officer as required for the payment of the amounts if any due in the following order: (i) as interest on the Outstanding Senior Notes on such date not provided for from the Revenue Account pursuant to Section 5.3. (B), SECOND
(ii) as interest on the Outstanding Senior Subordinate Notes on such date not provided for from the Revenue Account pursuant to Section 5.3. (B), THIRD (iii) as principal on the Outstanding Senior Notes on such date not provided for from the Revenue Account pursuant to Section 5.3. (B) FIFTH and, to the extent required by the applicable Supplemental Trust Agreement, NINTH hereof, (iv) as principal on the Outstanding Senior Subordinate Notes on such date not provided for from the Revenue Account pursuant to Section 5.3.(B), SIXTH, and to the extent required by the applicable Supplemental Trust Agreement, TENTH hereof and
(v) on any Outstanding Junior Subordinate Obligations not provided for from the Revenue Account pursuant to Section 5.3(B) ELEVENTH.

                  (B) Amounts in the Loan Account shall be expended only (i) to finance Eligible Loans; (ii) to pay Costs of Issuance or Program Expenses not otherwise provided for; or (iii) to pay the principal of and interest on any Notes or Subordinate obligations, when due including at maturity or earlier redemption. All Eligible Loans financed by application of amounts in the Loan Account shall be held by the Servicer pursuant to the Custodian Agreement and credited to the Loan Account. In addition to the ability of the Issuer to sell, assign, transfer or otherwise dispose of Eligible Loans pursuant to Section 6.7
(C) hereof, the Issuer may transfer Eligible Loans in the Loan Account to any other account of the Issuer, free and clear of the lien of the Trust Agreement, provided that simultaneously with such transfer the Issuer shall cause there to be delivered to the credit of the Loan Account free of all other liens and encumbrances other than the lien of the Trust Agreement, either or both of cash in an amount equal to the principal and accrued interest of the transferred Loan or an Eligible Loan with substantially the same principal amount and, in the reasonable determination of the Issuer, having substantially similar characteristics as to amortization, guaranty, type of school, type of loan and repayment.

                   (C) The Trustee shall pay out and permit the withdrawal of amounts on deposit in the Loan Account for the purpose of making payments pursuant to (B) (iii) of this Section at any time and further at any time for the purpose of making payments pursuant to (B) (i) or (ii) of this Section but only upon receipt of:

                   (1) a written requisition setting forth the amount to be paid the person or persons to whom such payment is to be made (which may be or include the Issuer) and in reasonable detail the purpose or purposes of such withdrawal;

                   (2) a Certificate of an Authorized Officer identifying such requisition and stating that the amount to be withdrawn from the Loan Account pursuant to such requisition is a proper charge thereon; and

                   (3) if such requisition is to finance Eligible Loans, notice from the Servicer with respect to such loans of delivery of the promissory note with respect to such Eligible Loan so purchased.

                   (D) To the extent (and subject to the provisions of Section
6.7 hereof) any loan to be financed is not a loan authorized by the Higher Education Act prior to the acquisition of such loan the Issuer shall (i) give reasonable written notice to the Rating Agencies of its intention to finance the particular category of such loans, (ii) execute and deliver to the Trustee a Supplemental Trust Agreement including such category of loans within the defined term of Eligible Loan and (iii) deliver to the Trustee a Rating Confirmation.

                   (E) Provided that the Reserve Account Requirement is then met, to the extent the aggregate amount of Loans and the Value of the Investment Securities on deposit in the Accounts as certified to the Trustee by an Authorized Officer, (i) exceed 100% of the principal amount of the Outstanding Notes and Junior Subordinate Obligations giving effect to the transfers described in (A) above, then the amounts above such 100% may be transferred to the Issuer, to repay Advances previously made (plus interest accrued thereon if any at a rate determined to be reasonable by the Trustee at the time of receipt of such Advance) or (ii) exceed 101%of the principal amount of the Outstanding Notes and Junior Subordinate obligations after giving effect to the transfers described in (A) above then the amounts above such 101% may be transferred to or at the director of the Issuer free and clear of the lien or the pledge of the Trust Agreement The foregoing notwithstanding for purposes of this provision Loans shall be valued (i) at 100% of the outstanding principal amount plus accrued interest thereon if not then in default and (ii) if in default, at such percentage of the principal amount thereof plus accrued interest thereon as shall be guaranteed under the applicable guarantee agreement.

                   Section 5.5. RESERVE ACCOUNT. Amounts on deposit in the Reserve Account shall be used by the Trustee to pay debt service on the Notes when due to the extent amounts available therefor pursuant to Sections 5.3 (B) SECOND and THIRD and FIFTH and SIXTH and 5.4(A) are insufficient.

                   Amounts on deposit in the Reserve Account in excess of the Reserve Account Requirement, may, at the direction of an Authorized Officer, be transferred to the Loan Account or the Revenue Account.

                   Section 5.6. INVESTMENT OF CERTAIN FUNDS. (A) Moneys in any Account shall be continuously invested and reinvested or deposited and redeposited by the Trustee in Investment Securities at the written direction of the Issuer. The Issuer shall direct the Trustee to invest and reinvest the moneys in any Account in Investment Securities so that the maturity date or date of redemption at the option of the owner thereof shall coincide as nearly as practicable with the times at which moneys are needed to be so expended In the absence of direction from the Issuer the Trustee shall invest the moneys in the Pegasus Treasury MMF Fund or a comparable AAA rated fund invested in Treasury Securities backed by the full faith and credit of the United States government and shall immediately notify the Issuer of such action The Investment Securities purchased shall be held by the Trustee in trust for the benefit of the Note Owners (or the counter-party or provider of any Exchange Agreement or the owners of any Junior Subordinate Obligations to the extent their interests may appear) and shall be deemed at all times to be part of such Account except as provided in subsection (B) hereof, and the Trustee shall keep the Issuer advised as to the details of all such investments. The Trustee may make any and all such investments through its own investment department or that of its affiliates or subsidiaries.

                   (B) Investment Securities purchased as an investment of moneys in any Account held by the Trustee under the provisions of this Trust Agreement shall be deemed at all times to be a part of such Account but the income or interest earned and gains realized in excess of losses suffered by an Account due to the investment thereof shall be deposited in the Revenue Account or shall be credited as Revenues to the Revenue Account from time to time and reinvested.

                   (C) The Trustee shall sell at the best price reasonably obtainable, or present for redemption or exchange, any Investment Security purchased by it pursuant to this Trust Agreement whenever it shall be necessary in order to provide moneys to meet any payment. Any Investment Security may be credited on a pro rata basis to more than one Account and need not be sold in order to provide for the transfer of amounts from one Account to another. The Trustee shall advise the Issuer in writing, on or before the tenth day of each calendar month of all investments held for the credit of each Account in its custody under the provisions of this Trust Agreement as of the end of the preceding month.

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

                   (D) The Trustee shall have no responsibility with respect to the compliance by the Issuer with respect to any covenant herein regarding investments made in accordance with this Article, other than to use its best reasonable efforts to comply with instructions from the Issuer regarding such investments. Since the investments permitted by this Section have been included at the request of the Issuer and the making of such investments will be subject to the Issuer s direction the Trustee specifically disclaims any obligation to the Issuer for any loss arising from, or tax consequences of investments pursuant to the provisions of this section.

                                   ARTICLE VI

                              PARTICULAR COVENANTS

                  The Issuer covenants and agrees with the Trustee and the owners of the Notes as follows.

                  Section 6.1. PAYMENT OF NOTES. The Issuer shall duly and punctually pay or cause to be paid, solely from Pledged Assets and as herein provided, the principal of every Note and the interest thereon, at the dates and places and in the manner stated in the Notes according to the true intent and meaning thereof.

                  Section 6.2. EXTENSION OF PAYMENT OF NOTES. The Issuer shall not directly or indirectly extend or consent to the extension of the maturity of any of the Notes or claims for interest by the purchase or funding of such Notes or claims for interest or by any other arrangement In the event that the maturity of any of the Notes or the time for payment of any such claims for interest shall be extended such Notes or claims for interest shall not be entitled (i) to the benefits of this Trust Agreement or (ii) to any payment (a) out of the Accounts established pursuant to this Trust Agreement including the investments, if any, thereof or (b) out of any assets or revenues pledged hereunder prior to the payment of the principal of all Notes the maturity of which has not been extended and the payment of such portion of the accrued interest on the Notes as shall not be represented by such extended claims for interest Nothing herein shall be deemed to limit the right of the Issuer to issue refunding obligations and such issuance shall not be deemed to constitute an extension of the maturity of the Notes being refunded.

                  Section 6.3. OFFICES FOR SERVICING NOTES. The Issuer shall at all times maintain an office or agency where Notes may be presented for registration, transfer or exchange, and where notices, presentations and demands upon the Issuer in respect of the Notes or of this Trust Agreement may be served The Issuer hereby appoints the Trustee as its agent to maintain such office or agency for the registration, transfer or exchange of Notes, and for the service of such notices presentations and demands upon the Issuer.

                  Section 6.4. POWER TO ISSUE NOTES AND PLEDGE REVENUES, FUNDS AND OTHER PROPERTY. The Issuer is duly authorized under all applicable laws to authorize and issue the Notes and to enter into, execute and deliver this Trust Agreement and to pledge the assets and revenues purported to be pledged hereby in the manner and to the extent herein provided. The assets and revenues so pledged are and will be free and clear of any pledge, lien charge or encumbrance thereon except for the pledge created hereby, and all corporate or other action on the part of the Issuer to that end has been and will be duly and validly taken The Notes and the provisions of this Trust Agreement are and will be valid and legally enforceable obligations of the Issuer in accordance with their terms and the terms of this Trust Agreement The Issuer shall at all times to the extent permitted by law, defend preserve and protect the pledge of the Pledged Assets, including all Recoveries of Principal and Revenues and other assets and revenues including rights pledged under this Trust Agreement, and all the rights of the Note Owners, under this Trust Agreement against all claims and demands of all persons whomsoever.

                  Section 6.5. FURTHER ASSURANCE. At any and all times the Issuer shall so far as it may be authorized by law, pass, make, do, execute, acknowledge and deliver, all and every such further resolutions, acts, deeds conveyances, assignments transfers and assurances as may be necessary or desirable for the better assuring conveying granting, pledging, assigning and confirming all and singular the rights Revenues, Recoveries of Principal and assets hereby pledged or assigned or intended so to be or which the Issuer may become bound to pledge or assign.

                   Section 6.6. ACCOUNTS AND REPORTS. (A) The Issuer shall keep, or cause to be kept, proper books of record and account in which complete and accurate entries shall be made of all of its transactions relating to the Loans and all Accounts established in this Trust Agreement which shall at all reasonable times be subject to the inspection of the Trustee and the owners of an aggregate of not less than 5% in principal amount of Notes then outstanding or their representatives duly authorized in writing.

                   (B) The Issuer shall annually within 120 days after the close of each Fiscal Year file with the Trustee and the Rating Agencies a copy of an annual report as to the operations and activities of the Issuer during such Fiscal Year and financial statements for such Fiscal Year setting forth in reasonable detail:

                  (1) the balance sheet for the Issuer at the end of such Fiscal Year;

                  (2) a statement of the Issuer's revenues and expenses during such Fiscal Year; and

                   (3) a statement of cash f low, as of the end of such Fiscal Year.

                   The financial statements shall be accompanied by an Accountant's Certificate stating that the financial statements examined present fairly the financial position of the Issuer at the end of the Fiscal Year, and that the results of its operations and the changes in financial position for the period examined, are in conformity with generally accepted accounting principles

                   Section 6.7. LOAN PROGRAM. (A) The Issuer shall from time to time with all practical dispatch and in a sound and economical manner consistent in all respects with the provisions of this Trust Agreement, including Section
5.4 (B), and sound banking practices and principles (i) use and apply proceeds of the Notes and moneys in the Loan Account to the extent not reasonably or otherwise required for other purposes of the loan program to finance Eligible Loans pursuant to this Trust Agreement or to pay other obligations of the Issuer required to be paid under this Trust Agreement (ii) do all such acts and things as shall be necessary to receive and collect Revenues (including special allowance payments) and Recoveries of Principal sufficient to pay the Notes and the expenses of the Loan program and (iii) diligently enforce and take all steps actions and proceedings reasonably necessary in the judgment of the Issuer to protect its rights with respect to Loans, use its best efforts to maintain any insurance on and to enforce all terms, covenants and conditions of Loans.

                   (B) No amount in the Loan Account shall be expended or applied for the purpose of financing an Eligible Loan, and no Eligible Loan shall be financed, unless (except to the extent that a variance from such requirements is required by an agency or instrumentality of the United States of America insuring or guaranteeing the payment of an Eligible Loan) the Issuer has determined that:

                   (1) the payment of the principal of and interest on the Eligible Loan (which is a loan under the Federal Family Education Loan Program) is guaranteed by the Guarantor and reinsured by the United States Secretary of Education as required at the time of the financing, by the Higher Education Act to reimburse the Guarantor to the extent permitted by law for any amount expended by the Guarantor in discharge of its insurance obligation on such Eligible Loan;

                   (2) the interest borne by the Eligible Loan and payable on such Eligible Loan at the time of acquisition is not less than the maximum rate permitted under the Higher Education Act at the time the particular loan was made (the foregoing notwithstanding, the Issuer may institute borrower incentive programs with respect to Loans pursuant to which the Issuer may agree to collect less than the interest rate borne by such Loan provided that prior thereto the Issuer has given adequate written notice to the Rating Agencies and has delivered to the Trustee a Rating Confirmation);

                  (3) the Eligible Loan, if originated by a party other than the Issuer is sub3ect to being repurchased by the seller if such Eligible Loan does not comply with the provisions of the program at the time of purchase, and

                  (4) absent a Rating Confirmation contemplating such financing, no Eligible Loan is to be financed which (i) was originated after July 1, 1998, (ii) was originated by a lender of last resort acting in such capacity, (iii) which is guaranteed as to less than 98% of the principal amount thereof and interest thereon or (iv) which is a rehabilitated consolidation loan which consolidated one or more defaulted loans.

                  (C) The Issuer may at any time sell, assign, transfer or otherwise dispose of Loans, at an aggregate price at least equal to the principal amount thereof (plus accrued interest and special allowance payments)
(a) when the amounts on deposit in the Accounts at least equal the principal amount of Outstanding Notes (b) to pay current debt service on the Notes or (c) to the seller from which it was purchased in accordance with the Issuer's loan purchase agreements.

                  (D) The Issuer will use its best efforts to evaluate the reinvestment of principal and interest receipts to ensure that it will continue to be able to fulfill its debt service requirements hereunder.

                   Section 6.8. PERSONNEL AND SERVICING OF PROGRAMS. (A) The Issuer shall at all times appoint, retain and employ competent personnel for the purpose of carrying out the Loan purchase program and shall establish and enforce reasonable rules regulations tests and standards governing the employment of such personnel at reasonable compensation, salaries, fees and charges All persons employed by the Issuer shall be qualified for their respective positions.

                   (B) The Issuer shall duly and properly service all Loans and enforce the payment and collection of all payments of principal and interest or shall cause such servicing to be done by a servicer evidencing in the judgment of the Issuer, the capability and experience necessary to adequately service Loans.

                   Section 6.9 ISSUANCE OF ADDITIONAL OBLIGATIONS. The Issuer shall not hereafter create or permit the creation of or issue any other obligations or create any additional indebtedness which will be secured by a superior or equal charge and lien on the Pledged Assets except that Senior Obligations Senior Subordinate Obligations and Subordinate Obligations may be issued as provided herein.

                  Section 6.10 COMPLIANCE WITH CONDITIONS PRECEDENT.
Upon the date of issuance of any of the Notes, all conditions acts and things required by law or by this Trust Agreement to exist, to have happened or to have been performed precedent to or in the issuance of such Notes shall exist, have happened and have been performed, or will have happened or been performed, and such Notes, together with all other indebtedness of the Issuer, shall be within every debt and other limit prescribed by law.

                  Section 6.11 GENERAL. The Issuer shall do and perform or cause to be done and performed all acts and things required to be done or performed by or on behalf of the Issuer under the provisions of this Trust Agreement in accordance with the terms of such provisions.

                  Section 6.12 WAIVER OF LAWS. The Issuer shall not at any time insist upon or plead in any manner whatsoever, or claim or take the benefit or advantage of any stay or extension of law now or at any time hereafter in force which may affect the covenants and agreements contained in this Trust Agreement or in the Notes and all benefits or advantage of any such law or laws is hereby expressly waived by the Issuer.

                  Section 6.13 REPORTS TO AND CONFIRMATIONS FROM THE RATING AGENCIES. (A) The Trustee shall give written notice to Fitch IBCA, One State Street Plaza, New York, NY 10004, Attention: [ ] Department, New York, New York 10007 and S&P at Standard & Poor's Corporation, 26 Broadway, New York, New York 10005, Attention: Michael Gonik, Structured Finance Group upon the occurrence of any of the following:

                   (a)     a successor trustee is named;

                   (b) Notes are called for redemption or otherwise paid prior to maturity;

                   (c)     an event of default; or

                   (d)     the defeasance of Notes.

                   (B) The Issuer shall give adequate prior written notice to Fitch and S&P, at the above addresses upon the occurrence, or if applicable proposal of any of the following:

                            (i)     any investment to be made pursuant to 7
                                    or 8 of Investment Securities;
                            (ii)    any proposed amendment or supplement to
                                    the Trust Agreement;
                            (iii)   any proposed issuance of Additional
                                    Notes;

                            (IV)    any proposed Exchange Agreement;
                            (v) any proposed appointment of a successor Administrator successor Eligible Lender Trustee or successor Servicer;
                            (vi)    any proposed redemption of Notes; or
                            (vii)   any failed auction;

                   (C) The Issuer shall deliver to the Trustee a Rating Confirmation to the effect that the commencement of any of the following practices or programs would not adversely effect the existing rating on any Outstanding Notes:

                            (i)     amendment of any Basic Document;
                            (ii) any amendment or supplement to the Trust Agreement;
                            (iii)   any issuance of Additional Notes;
                            (iv)    the Execution of an Exchange Agreement;
                                    or
                            (v)     any proposed redemption of Subordinate Notes

                  Section 6.14 EXISTENCE. The Issuer will keep in full effect its existence and rights as a corporation under the laws of the State of Indiana (unless it becomes or any successor Corporation hereunder is, or becomes, organized under the laws of any other State or of the United States of America in which case the Issuer will keep in full effect its existence and rights under the laws of such other jurisdiction) and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be, necessary to protect the validity and enforceability of this Trust Agreement the Notes and each other instrument or agreement included in the Pledged Assets.

                  Section 6.15 PROTECTION OF PLEDGED ASSETS. The Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements continuation statements instruments of further assurance and other instruments and will take such other action necessary or advisable to maintain or preserve the lien and security interests (and the priority thereof) of this Trust Agreement or carry out more effectively the purposes hereof; perfect, publish notice of or protect the validity of any grant made or to be made by this Trust Agreement; or any Supplemental Trust Agreement enforce any of the Loans or Basic Documents or preserve and defend title to the Trust Agreement the Pledged Assets and the rights of the Trustee and the Note Owners in such Pledged Assets against the claims of all persons and parties. The Issuer hereby designates the Trustee its agent and attorney-in-fact to execute any financing statement continuation statement or other instrument required to be executed pursuant to this Section.

                  Section 6.16 OPINIONS AS TO PLEDGED ASSETS. On or before each calendar year beginning with the first calendar year commencing more than three months after the Closing Date for a Series, the Issuer shall furnish to the Trustee an Opinion of Counsel either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Trust Agreement, any instruments supplemental hereto and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as is necessary to maintain the lien and security interest created by this Trust Agreement and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien and security interest Such Opinion of Counsel shall also describe the recording filing re-recording and refiling of this Trust Agreement any instruments supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation Statements that will, in the opinion of such counsel be required to maintain the lien and security interest of this Trust Agreement.

                  Section 6.17 PERFORMANCE OF OBLIGATIONS, SERVICING OF LOANS. The Issuer will not take any action and will use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person s material covenants or obligations under an instrument or agreement included in the Pledged Assets or that would result in the amendment hypothecation subordination termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement except as expressly provided in this Trust Agreement or the related Supplemental Trust Agreement The Issuer may contract with other Persons to assist it in performing its duties under this Trust Agreement, and any performance of such duties by a Person identified to the Trustee in an Officer's Certificate of the Issuer shall be deemed to be action taken by the Issuer Initially, the Issuer has contracted with the Servicer and the Eligible Lender Trustee to assist the Issuer in performing its duties under this Trust Agreement The Issuer will punctually perform and observe all its obligations and agreements contained in this Trust Agreement, the other Basic Documents and in the instruments and agreements included in the Pledged Assets including filing or causing to be filed all UCC financing Statements and continuation statements required to be filed by the terms of this Trust Agreement and the related Supplemental Trust Agreement in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein the Issuer shall not waive amend modify supplement or terminate any Basic Document or any provision thereof without the consent of either the Trustee or the Note Owners of at least a majority of the Outstanding Amount of the Notes Outstanding (including at least a majority in outstanding principal amount of the Senior Notes). If the Issuer shall have knowledge of the occurrence of a Servicer default or an Administrator default, the Issuer shall promptly notify in writing the Trustee and the Rating Agencies thereof, and shall specify in such notice the action, if any, the Issuer is taking with respect to such default If a Servicer default shall arise from the failure of the Servicer to perform any of its duties or obligations under the Servicing Agreement or an Administrator Default shall arise from the failure of the Administrator to perform any of its duties or obligations under the Administration Agreement with respect to the Loans the Issuer shall take all reasonable steps available to it to enforce its rights under the respective Agreement in respect of such failure As promptly as possible after the giving notice of termination to the Servicer or to the Administrator the Issuer shall appoint a successor servicer (the "Successor Servicer") or a successor administrator (the "Successor Administrator"), and such Successor Servicer or Successor Administrator, as the case may be, shall accept its appointment by a written assumption in a form acceptable to the Trustee In the event that a Successor Servicer or Successor Administrator has not been appointed and accepted its appointment at the time when the Servicer or Administrator, as the case may be ceases to act as Servicer or Administrator as the case may be the Trustee may appoint or may petition a court of competent jurisdiction to appoint a Successor Servicer or Successor Administrator provided that the Trustee shall have no duty to act as Servicer under any circumstances and, provided further that the Trustee shall not be held accountable for the actions or the failure to act of any successor Servicer appointed by the Trustee in the exercise of reasonable judgment. In connection with any such appointment, the Trustee may make such arrangements for the compensation of such successor as it and such successor shall agree Any Successor Servicer shall (i) be an established institution whose regular business includes the servicing of student loans and
(ii) enter into a servicing agreement with the Issuer having substantially the same provisions as the provisions of the Servicing Agreement applicable to the Servicer The Issuer shall enter into an agreement with such successor for the servicing of the Loans (such Agreement to be in form and substance satisfactory to the Trustee) Upon any termination of the Servicer s rights and powers pursuant to the related Servicing Agreement or any termination of the Administrators rights and powers pursuant to the related Administration Agreement, as the case may be, the Issuer shall promptly notify the Trustee As soon as a Successor Servicer or a Successor Administrator is appointed, the Issuer shall notify the Trustee of such appointment, specifying in such notice the name and address of such Successor Servicer or such Successor Administrator Without derogating from the absolute nature of the assignment granted to the Trustee under any Supplemental Trust Agreement or the rights of the Trustee hereunder the Issuer agrees that it will not without the prior written consent of either the Trustee or the Note Owners of at least a majority in Outstanding Amount of the Notes then outstanding (including at least a majority in Outstanding principal amount of the Senior Notes), amend modify, waive, supplement, terminate, or surrender, or agree to any amendment modification, supplement termination waiver or surrender of, the terms of (i) any portion of the Pledged Assets or, as applicable, (ii) the Basic Documents, or waive timely performance or observance by the Servicer the Administrator the Issuer or the Eligible Lender Trustee under the related Agreements provided, however, that no such amendment shall
(i)increase or reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Note Owners, or (ii) reduce the aforesaid percentage of the Notes which are required to consent to any such amendment, without the consent of the Note owners of all the outstanding Notes. If any such amendment modification supplement or waiver should be so consented to by the Trustee or such Note Owners the Issuer agrees or following a request by the Trustee to do so to execute and deliver in its own name and at its own expense such agreements, instruments consents and other documents as the Trustee may deem necessary or appropriate in the circumstances.

                  Section 6.18 NEGATIVE COVENANTS. So long as any Notes are Outstanding, the Issuer shall not except as expressly permitted by this Trust Agreement or any other Basic Documents sell, transfer, exchange or otherwise dispose of any of the properties or assets of the Issuer including those included in the Pledged Assets unless directed to do so by the Trustee claim any credit on or make any deduction from the principal of or interest on (including any Note Owners Interest Carryover) any of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Note Owner by reason of the payment of the taxes levied or assessed upon any part of the Pledged Assets except as contemplated by the Basic Documents, dissolve or liquidate in whole or in part or (A) permit the validity or effectiveness of this Trust Agreement or any Terms Supplement to be impaired, or permit the lien of this Trust Agreement and any Terms Supplement to be amended hypothecated subordinated terminated or discharged or permit any Person to be released from any covenants or obligations with respect to the Notes under this Trust Agreement except as may be expressly permitted hereby, (B) permit any lien, charge excise claim security interest mortgage or other encumbrance (other than the lien of this Trust Agreement and any Terms Supplement) to be created on or extend to, or otherwise arise upon, or burden the Pledged Assets or any part thereof or any interest therein or the proceeds thereof (other than tax liens and other liens that arise by operation of law in each case arising solely as a result of an action or omission of the related obligor and other than as expressly permitted by the Basic Documents) or
(C) permit the lien of this Trust Agreement and any Terms Supplement not to constitute a valid first priority (other than with respect to any such tax or other lien) security interest in the Trust Estate.

                  Section 6.19 ANNUAL STATEMENT AS TO COMPLIANCE. The Issuer, will deliver to the Trustee within 120 days after the first fiscal year of the Issuer that ends more than three months after the Closing Date for a Series, and each fiscal year thereafter an Officer's Certificate of the Issuer stating that (i) a review of the activities of the Issuer during such year and of performance under this Trust Agreement has been made under such Authorized officers supervision and (ii) to the best of such Authorized Officers knowledge, based on such review, the Issuer has complied with all conditions and covenants under this Trust Agreement throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

                  Section 6.20 ISSUER MAY CONSOLIDATE, ETC, ONLY ON CERTAIN TERMS. (a) The Issuer shall not consolidate or merge with or into any other Person, unless (i) the Person (if other than the Issuer) formed by or surviving such consolidation or merger shall be a Person organized and existing under the laws of the United States of America or any state thereof and shall expressly assume by an instrument supplemental hereto executed and delivered to the Trustee in form satisfactory to the Trustee the due and punctual payment of the principal of, and interest on, and any Note Owners Interest Carryover if any, with respect to all Notes and the performance or observance of every agreement and covenant of this Trust Agreement and any Terms Supplement on the part of the Issuer to be performed or observed all as provided herein or therein, (ii) immediately after giving effect to such transaction no Default shall have occurred and be continuing, (iii) the Rating Confirmation shall have been received by the Trustee (iv) the Issuer shall have received a Counsels Opinion (and shall have delivered copies thereof to the Trustee) to the effect that such transaction will not have any material adverse Federal or Indiana State tax consequence to the Issuer or a Note Owner; (v) any action as is necessary to maintain the lien and security interest created by this Trust Agreement shall have been taken and (vi) the Issuer shall have delivered to the Trustee a Certificate of an Authorized officer of the Issuer and a Counsel's Opinion stating that such consolidation or merger and such supplemental instrument comply with this Trust Agreement and that all conditions precedent herein provided for or relating to such transaction have been complied with.

                   (b) The Issuer shall not convey or transfer all or substantially all its properties or assets, including those included in the Pledged Assets to any Person unless (i) the Person that acquires by conveyance or transfer the properties and assets of the Issuer, the conveyance or transfer of which is hereby restricted shall (A) be a United States citizen or a Person organized and existing under the laws of the United States of America or any state thereof (B) expressly assume, by an instrument supplemental hereto executed and delivered to the Trustee in form satisfactory to the Trustee the due and punctual payment of the principal of and interest on and Note Owners Interest Carryover, if any with respect to all Notes and the performance or observance of every agreement and covenant of this Trust Agreement on the part of the Issuer to be performed and observed all as provided herein, (C) expressly agree by means of such supplemental instrument that all right, title and interest so conveyed or transferred shall be subject and subordinate to the rights of Note Owners, (D) unless otherwise provided in such supplemental instrument, expressly agree to indemnify defend and hold harmless the Issuer against, and from any loss liability or expense arising under or related to this Trust Agreement and the Notes and (E) expressly agree by means of such supplemental instrument that such Person (or if a group of Persons then one specified Person) shall make all filings with the Commission (and any other appropriate Person) required by the Exchange Act in connection with the conveyance or transfer, (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing (iii) the Rating Agency Condition shall have been satisfied with respect to such transaction, (iv) the Issuer shall have received a Counsel's Opinion (and shall have delivered copies thereof to the Trustee) to the effect that such transaction will not have any material adverse Federal or Indiana State tax consequence to the Issuer or any Note Owner (v) any action as is necessary to maintain the lien and security interest created by this Trust Agreement shall have been taken and (vi) the Issuer shall have delivered to the Trustee a Certificate of an Authorized Officer of the Issuer and a Counsels Opinion each stating that such conveyance or transfer and such supplemental instrument comply with this Trust Agreement and that all conditions precedent herein provided for relating to such transaction, have been complied with (including any filing required by the Exchange Act).

                  Section 6.21 SUCCESSOR OR TRANSFEREE. Upon any consolidation or merger of the Issuer in accordance with Section 6.20 the Person formed by or surviving such consolidation or merger (if other than the Issuer) shall succeed to and be substituted for and may exercise every right and power of the Issuer under this Trust Agreement and any Terms Supplement with the same effect as if such Person had been named as the Issuer Upon a conveyance or transfer of all the assets and properties of the Issuer pursuant to Section 6.20 (b), EMT Corp. will be released from every covenant and agreement of this Trust Agreement to be observed or performed on the part of the Issuer with respect to the Notes immediately upon the delivery by the Issuer of written notice to the Trustee stating that is to be so released

                  Section 6.22 NO OTHER BUSINESS. The Issuer shall not engage in any business other than financing, purchasing, owning, selling servicing and managing student loans and making additional fundings in the manner contemplated by this Trust Agreement and the other Basic Documents and activities incidental thereto.

                  Section 6.23 NO BORROWING. The Issuer shall not issue, incur assume guarantee or otherwise become liable directly or indirectly for any indebtedness except for the Notes, any Junior

Subordinate Obligations or Exchange Agreement and such other obligations as are authorized under the Basic Documents.

                   Section 6.24 OBLIGATIONS OF SERVICER AND ADMINISTRATOR.
The Issuer shall cause the Servicer to comply with the Servicing Agreement and the Custodian Agreement and the Administrator to comply with the Administrative Agreement.

                  Section 6.25 GUARANTEES, LOANS, ADVANCES AND OTHER LIABILITIES. The Issuer shall not make any loan or advance or credit to, or guarantee (directly or indirectly or by an instrument having the effect of assuring another s payment or performance on any obligation or capability of so doing or otherwise) endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations stocks or dividends of, or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person except as permitted by the Basic Documents.

                  Section 6.26 CAPITAL EXPENDITURES. The Issuer shall not make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

                   Section 6.27 COMPLIANCE WITH ARTICLES OF INCORPORATION.
The Issuer shall comply in all material respects with its articles of incorporation as the same may be amended from time to time No amendment to such articles shall be permitted for so long as any Notes shall be outstanding unless prior to such amendment, a Rating Agency Confirmation is obtained.

                  Section 6.28 NOTICE OF EVENTS OF DEFAULT. The Issuer shall give the Trustee and the Rating Agencies prompt written notice of each Event of Default hereunder and each default on the part of the Servicer of its obligations under the Servicing Agreement or the Administrator of its obligations under the Administration Agreement.

                                   ARTICLE VII

                          SUPPLEMENTAL TRUST AGREEMENTS

                  Section 7.1 SUPPLEMENTAL TRUST AGREEMENTS EFFECTIVE WITHOUT CONSENT OF NOTE OWNERS. The Issuer and the Trustee may without the consent of or notice to any of the Note Owners enter into an agreement or agreements supplemental to this Trust Agreement as shall not be inconsistent with the terms and provisions hereof for any one or more of the following purposes:

                   (1) provide limitations and restrictions in addition to the limitations and restrictions contained in this Trust Agreement on the authentication and delivery of Notes Junior Subordinate Obligations or the issuance of Exchange Agreements;

                   (2) to add to the covenants and agreements of the Issuer in this Trust Agreement other covenants and agreements to be observed by the Issuer which are not contrary to or inconsistent with this Trust Agreement as theretofore in effect;

                   (3) to add to the limitations and restrictions in this Trust Agreement other limitations and restrictions to be observed by the Issuer which are not contrary to or inconsistent with this Trust Agreement as thereupon in effect;

                   (4) to surrender any right, power or privilege reserved to or conferred upon the Issuer by the terms of this Trust Agreement, but only if the surrender of such right power or privilege is not contrary to or inconsistent with the covenants and agreements of the Issuer contained in this Trust Agreement;

                   (5) to confirm as further assurance any pledge under and the sub3ection to any lien or pledge created or to be created by this Trust Agreement, the pledge of the Pledged Assets, including Revenues Recoveries of Principal or of any other revenues or assets;

                   (6) to cure any ambiguity, supply any omission or cure or correct any defect or inconsistent provision in this Trust Agreement;

                   (7) to insert such provisions clarifying matters or questions arising under this Trust Agreement as are necessary or desirable and are not contrary to or inconsistent with this Trust Agreement as theretofore in effect;

                   (8) to redefine Eligible Loans to include student loans made other than under the Federal Family Education Loan Program (subject in any event to the Rating Agency Condition being fulfilled);

                   (9) to provide for additional duties of the Trustee in connection with the Loans or for a successor Trustee; or

                   (10) to provide for the issuance of Additional Notes Junior Subordinate Obligations or Exchange Agreements.

                  Section 7.2 SUPPLEMENTAL TRUST AGREEMENTS EFFECTIVE ONLY UPON CONSENT OF NOTE OWNERS. At any time or from time to time a Supplemental Trust Agreement may be entered into by the Issuer and the Trustee subject to consent by Note Owners in accordance with and subject to the provisions of Article VIII. Any such Supplemental Trust Agreement shall become fully effective in accordance with its terms only upon the execution thereof and upon compliance with the provisions of Article VIII.

                   Section 7.3 GENERAL PROVISIONS. (A) This Trust Agreement shall not be modified or amended in any respect except as provided in and in accordance with and subject to the provisions of this Article and Article VIII Nothing contained in this Article or Article VIII shall affect or limit the right or obligation to adopt, make, do, execute acknowledge or deliver any resolution, act or other instrument pursuant to the provisions of Section 6.5 or the right or obligation of the Issuer to execute and deliver to any Fiduciary any instrument which is to be delivered to said Fiduciary pursuant to this Trust Agreement.

                   (B) Any Supplemental Trust Agreement permitted or authorized by Section 7.1 may be entered into by the Issuer and the Trustee without the consent of any of the Note Owners but shall become effective only on the conditions to the extent and at the time provided in said Section The execution of every Supplemental Trust Agreement filed with the Trustee shall have as a precondition a Counsel's Opinion stating that such Supplemental Trust Agreement has been duly and lawfully entered into in accordance with the provisions of this Trust Agreement, is authorized or permitted by this Trust Agreement and is valid and binding upon the Issuer and the Trustee.

                   (C) No Supplemental Trust Agreement shall change or modify any of the rights or obligations of any Fiduciary without its written assent thereto.

                                  ARTICLE VIII

                                   AMENDMENTS

                   Section 8.1 MAILING OF NOTICE OF AMENDMENT. Any provision in this Article for the mailing of a notice or other paper to Note Owners shall be fully complied with if it is mailed postage prepaid (i) to each owner of Notes then outstanding at such owner's address if any appearing upon the registry books of the Trustee and (ii) to the Trustee.

                  Section 8.2 POWERS OF AMENDMENT. Any modification of or amendment to this Trust Agreement and of the right and obligations of the Issuer and of the Owners of the Notes hereunder in any particular may be made by a Supplemental Trust Agreement but only in the event such Supplemental Trust Agreement shall be entered into other than pursuant to Section 7.1 with the written consent of the owners of at least two-thirds in principal amount of the Notes Outstanding (and in no event less than a majority in principal amount outstanding of all Senior Notes) at the time such consent is given. If any such modification or amendment will not take effect so long as any particular Notes remain Outstanding, however, the consent of the owners of such Notes shall not be required and such Notes shall not be deemed to be outstanding for the purpose of any calculation of Outstanding Notes under this Section No such modification or amendment shall permit a change in the terms of maturity of the principal of any Outstanding Note or of any installment of interest thereon or a reduction in the principal amount thereof or in the rate of interest thereon without the consent of the owner of such Notes, the consent of the owner of which is required to effect any such modification or amendment, or shall change or modify any of the rights or obligations of any Fiduciary without its written assent thereto The Trustee may in its sole discretion determine whether or not in accordance with the foregoing powers of amendment Notes would be affected by any modification or amendment hereof and any such determination shall be binding and conclusive on the Issuer and all owners of Notes.

                   Section 8.3 CONSENT OF NOTE OWNERS. (A) A copy of any Supplemental Trust Agreement making a modification or amendment which is not permitted by the provisions of Section 7.1 (or brief summary thereof or reference thereto in form approved by the Trustee), together with a request to Note Owners for their consent thereto in form satisfactory to the Trustee shall be mailed by the Issuer to the owner of any Note, provided, however, that failure to mail such copy and request shall not affect the validity of the Supplemental Trust Agreement when consented to as in this Section provided Such Supplemental Trust Agreement shall not be effective unless and until there shall have been filed with the Trustee (a) the written consents of the owners of the percentages of Outstanding Notes specified in Section 8.2, (b) a Counsel's Opinion stating that such Supplemental Trust Agreement has been duly and lawfully adopted by the Issuer in accordance with the provisions of this Trust Agreement is authorized or permitted hereby and is valid and binding upon the Issuer.

                   (B) The consent of a Note Owner to any modification or amendment shall be effective only if accompanied by proof of the holding at the date of such consent of the Notes with respect to which such consent is given, which proof shall be such as is permitted by Section 10.12 A, Certificate by the Trustee filed with the Trustee that it has examined such proof and that such proof is sufficient in accordance with such Section 10.12 shall be conclusive that the consents have been given by the owners of the Notes giving such consent and shall be binding upon any subsequent owner of such Notes and of any Notes issued in exchange therefor (whether or not such subsequent owner thereof has notice thereof) unless such consent is revoked in writing by the owner of such Notes giving such consent or a subsequent owner thereof by filing with the Trustee such revocation prior to the time when the requisite consents have been received by the Trustee The fact that a consent has not been revoked may likewise be proved by a Certificate of the Trustee filed with the Trustee to the effect that no revocation thereof is on file with the Trustee.

                   Section 8.4 MODIFICATIONS BY UNANIMOUS CONSENT. The terms and provisions of this Trust Agreement and the rights and obligations of the Issuer and of the owners of the Notes hereunder may be modified or amended in any respect upon the entry by the Issuer and the Trustee into a Supplemental Trust Agreement and the consent of the owners of all the Notes then Outstanding, such consent to be given as provided in Section 8.3, but no such modification or amendment shall change or modify any of the rights or obligations of any Fiduciary without the filing with the Trustee of the written assent thereto of such Fiduciary in addition to the consent of the Note Owners No notice of any such modification or amendment to Note owners either by mailing or publication shall be required.

                  Section 8.5 EXCLUSION OF NOTES. owned or held by or for the account of the Issuer shall not be deemed Outstanding for the purpose of consent or other action or any calculation of Outstanding Notes provided for in this Article, and the Issuer shall not be entitled with respect to such Notes to give any consent or take any other action provided for in this Article At the time of any consent or other action taken under this Article the Issuer shall furnish the Trustee with a Certificate of an Authorized Officer upon which the Trustee may rely, describing all Notes so to be excluded.

                  Section 8.6 NOTATION ON NOTES. authenticated and delivered after the effective date of any action taken as provided in Article VII or this Article may and, if the Trustee so determines shall bear a notation by endorsement or otherwise in form approved by the Issuer and the Trustee as to such action and in that case upon demand of the owner of any Outstanding Note at such effective date and presentation of such owner s Note for the purpose at the designated trust office of the Trustee or upon any transfer or exchange of any Note Outstanding at such effective date suitable notation shall be made on such Note or upon any Note issued upon any such transfer or exchange by the Trustee as to any such action If the Issuer or the Trustee shall so determine, new Notes modified to conform to such action in the opinion of the Trustee and the Issuer shall be prepared executed, authenticated and delivered and upon demand of the owner of any Note then Outstanding shall be exchanged without cost to such Note Owner, upon surrender of such Outstanding Note.

                                   ARTICLE IX

                       DEFAULTS ACCELERATIONS AND REMEDIES

                  Section 9.1 EVENTS OF DEFAULT. Each of the following events is hereby declared an "Event of Default":

                  (1) payment of the principal of or any installment of interest on any Note or the purchase price thereof when and as the same shall become due whether at maturity or otherwise shall not be made when and as the same shall become due provided however that for so long as any Senior Notes shall be Outstanding failure to pay principal of or interest on any Senior Subordinate Note or Junior Subordinate Obligation shall not give rise to an Event of Default if principal of and interest due on all Senior Notes has been paid;

                   (2) the Issuer shall fail or refuse to comply with the provisions of this Trust Agreement, or shall default in the performance or observance of any of the covenants, agreements or conditions on its part contained herein or in any Supplemental Trust Agreement or the Notes, and such failure, refusal or default shall continue for a period of forty-five days after written notice thereof by the Trustee or the owners of not less than 25% in principal amount of the Outstanding Notes.

                  Section 9.2 ACCELERATION. Upon the happening of any Event of Default the Trustee may and shall at the direction of the owners of two-thirds (2/3) of the principal amount of the Outstanding Notes (and in no event less than two-thirds (2/3) in principal amount of the Outstanding Senior Notes) by notice in writing delivered to the Trustee, declare the entire principal amount of the Notes then outstanding hereunder and the interest accrued thereon due and payable whereupon they shall, without further action, become and be immediately due and payable anything in this Trust Agreement or the Notes notwithstanding.

                  Section 9.3 REMEDIES. (A) Subject to the provisions of Section
2.2 hereof, if any Event of Default as specified in paragraph (1) of Section 9.1 shall have occurred the Trustee shall proceed, or if any Event of Default specified in paragraph (2) of Section 9 1 shall have occurred the Trustee may proceed (and, upon the written request of the owners of not less than twenty-five percent (25%) in principal amount of the Outstanding Notes (and in no event less than twenty-five percent (25%) in principal amount of Outstanding Senior Notes) shall proceed) in its own name, to protect and enforce the rights of the Note Owners by such of the following remedies, as the Trustee being advised by counsel, shall deem most effectual to protect and enforce such rights:

                   (1) by mandamus or other suit, action or proceeding at law or in equity to enforce all rights of the Note Owners including the right to require the Issuer to receive and collect Revenues adequate to carry out the covenants and agreements as to Loans and to assign the Loans to the Trustee, and to require the Issuer to carry out any other covenants or agreements with Note Owners and to perform its duties as prescribed by law;

                   (2)     by bringing suit upon the Notes;

                   (3) by action or suit in equity to require the Issuer to account as if it were the trustee of an express trust for the Owners of the Notes;

                   (4) by action or suit in equity to enjoin any acts or things which may be unlawful or in violation of the rights of the Owners of the Notes;

                   (5) by selling or otherwise disposing of Loans (provided however, prior to selling Loans the Trustee shall receive evidence satisfactory to it of the written consent to such sale of the owners of a majority in principal amount of all Senior Notes and a majority in principal amount of all Senior Subordinate Notes) and Investment Securities; or

                   (6) by any other remedy deemed by the Trustee to be legal and appropriate.

                   (B) Subject to the provisions of Section 2.2 hereof, in the enforcement of any rights and remedies under this Trust Agreement, the Trustee shall be entitled to and shall sue for enforce payment of and receive any and all amounts then or during any default becoming and at any time remaining, due and unpaid from the Issuer for principal interest or otherwise, under any provisions of this Trust Agreement or a Supplemental Trust Agreement or of the Notes with interest on overdue payments at the rate of interest specified in such Notes together with any and all costs and expenses of collection and of all proceedings thereunder and under such Notes, without prejudice to any other right or remedy of the Trustee or of the Note Owners, and to recover and enforce a judgment or decree against the Issuer for any portion of such amounts remaining unpaid, with interest costs and expenses (including without limitation pre-trial, trial and appellate attorney fees) and to collect from any moneys available for such purpose in any manner provided by law the moneys adjudged or decreed to be payable.

                   (C) Upon the occurrence of an Event of Default, and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Note Owners under this Trust Agreement, the Trustee shall be entitled to receive payment of the Revenues and Recoveries of Principal directly from the Servicer and to enforce any such agreement with the Servicer.

                   (D) Except upon the occurrence and during the continuance of an Event of Default hereunder the Issuer hereby expressly reserves and retains the privilege to receive and subject to the terms and provisions of this Trust Agreement, to keep or dispose of claim, bring suit upon or otherwise exercise enforce or realize upon its rights and interest in and to the Loans and the proceeds and collections therefrom and neither the Trustee nor any Note Owner shall in any manner be or be deemed to be an indispensable party to the exercise of any such privilege, claim or suit.

                   Section 9.4 PRIORITY OF PAYMENTS AFTER DEFAULT. (A) In the event that upon the happening and continuance of any Event of Default the funds held by the Trustee and Paying Agents shall be insufficient for the payment of principal and interest then due on the Notes (other than funds held for the payment of particular Notes which have theretofore become due at maturity) and any other amounts received or collected by the Trustee acting pursuant to this Article, after making provision for the payment of any expenses necessary in the opinion of the Trustee to protect the interest of the owners of the Notes and for the payment of the charges expenses and liabilities incurred and advances made by the Trustee or any paying agents in the performance of their respective duties under this Trust Agreement, shall be applied as follows;

                   (1) Unless the principal of all of the Notes shall have become or have been declared due and payable:

                  FIRST: To the payment to the persons entitled thereto of all installments of interest then due on Senior Notes and Senior Exchange Agreements in the order of the maturity of such installments and if the amount available shall not be sufficient to pay in full any installment, then to the payment thereof ratably, according to the amounts due on such installment to the persons entitled thereto, without any discrimination or preference; and

                  SECOND: To the payment to the persons entitled thereto of the unpaid principal of any Senior Notes which shall have become due and if the amounts available shall not be sufficient to pay in full all the Notes due then to the payment thereof ratably, according to the amounts of principal due on such date, to the persons entitled thereto, without any discrimination or preference.

                  THIRD: To the payment to the persons entitled thereto of all installments of interest then due on Senior Subordinate Notes and Subordinate Exchange Agreements in the order of the maturity of such installments and if the amount available shall not be sufficient to pay in full any installment then to the payment thereof ratably according to the amounts due on such installment, to the persons entitled thereto without any discrimination or preference; and

                  FOURTH: To the payment to the persons entitled thereto of the unpaid principal of any Senior Subordinate Notes which shall have become due and if the amounts available shall not be sufficient to pay in full all the Notes due, then to the payment thereof ratably according to the amounts of principal due on such date to the persons entitled thereto, without any discrimination or preference.

                  FIFTH: To the payment to the persons entitled thereto of all installments of Interest Carryover then due first on Senior Notes and second on Senior Subordinate Notes in the order of maturity of such installments and if the amount available shall not be sufficient to pay in full any installment then to the payment thereof ratably, according to the amounts due on such installment to the persons entitled thereto without any discrimination or preference.

                   (2) If the principal of all of the Notes shall have become or have been declared immediately due and payable, to the payment of the principal and interest then due and unpaid upon the Notes without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest or of any Note over any other Note, ratably according to the amounts due respectively for principal and interest to the persons entitled thereto without any discrimination or preference except as to any difference in the respective rates of interest specified in the Notes PROVIDED however, in all events the principal of and interest due on Senior Notes are to be paid prior to payment of the principal of and interest due on Senior Subordinate Notes and installments of Interest Carryover, then due are to be paid only to the extent the payments of principal of and interest due on the Senior Notes and Senior Subordinate Notes have been made in full and such Interest Carryover is to be paid first on Senior Notes and second on Senior Subordinate Notes.

                   (B) Whenever moneys are to be applied by the Trustee pursuant to the provisions of this Section, such moneys shall be applied by the Trustee at such times and from time to time as the Trustee in its sole discretion shall determine, having due regard to the amount of such moneys available for application and the likelihood of additional money becoming available for such application in the future The deposit of such moneys with the paying agents or otherwise setting aside such moneys in trust for the proper purpose, shall constitute proper application by the Trustee and the Trustee shall incur no liability whatsoever to the Issuer to any Note Owner or to any other person for any delay in applying any such moneys, so long as the Trustee acts with reasonable diligence having due regard for the circumstances and ultimately applies the same in accordance with such provisions of this Trust Agreement as may be applicable at the time of application by the Trustee Whenever the Trustee shall exercise such discretion in applying such moneys, it shall fix the date (which shall be an Interest Payment Date unless the Trustee shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such date shall cease to accrue The Trustee shall give such notice as it may deem appropriate for the fixing of any such date The Trustee shall not be required to make payment to the owner of any Note unless such Note shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

                   Section 9.5 TERMINATION OF PROCEEDINGS. In case any proceedings taken by the Trustee on account of any Event of Default shall have been discontinued or abandoned for any reason and there has not been an acceleration pursuant to Section 9.2 then in every such case the Issuer the Trustee and the Note Owners shall be restored to their former positions and rights hereunder respectively and all rights, remedies, powers and duties of the Trustee shall continue as though no such proceeding has been taken.

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


                  Section 9.6 DIRECTION OF PROCEEDINGS. Anything in this Trust Agreement to the contrary notwithstanding, upon the occurrence and continuance of an Event of Default, the owners of the majority in principal amount of the Notes then Outstanding (including not less than a majority in principal amount of Senior Notes then Outstanding) shall have the right by an instrument or concurrent instruments in writing executed and delivered to the Trustee to direct the method of conducting all remedial proceedings to be taken by the Trustee hereunder, provided that such direction shall not be otherwise than in accordance with law or the provisions of this Trust Agreement, and that the Trustee shall have the right to decline to follow such direction which in the opinion of the Trustee would be unjustly prejudicial to Note Owners not parties to such direction.

                  Section 9.7 LIMITATION ON RIGHTS OF NOTE OWNERS. (A) No owner of any Note shall have any right to institute any suit action, mandamus or other proceeding in equity or at law hereunder or for the protection or enforcement of any right under this Trust Agreement unless such owner shall have given to the Trustee written notice of the Event of Default or breach of duty on account of which such suit, action or proceeding is to be taken and unless the owners of not less than twenty-five percent (25%) in principal amount of the Notes then Outstanding (including not less than twenty-five percent (25%) in principal amount of Senior Notes then Outstanding) shall have made written request of the Trustee after the right to exercise such powers or rights of action, as the case may be, shall have accrued and shall have afforded the Trustee a reasonable opportunity either to proceed to exercise the powers herein granted or granted under the law or to institute such action suit or proceeding in its name and unless also, there shall have been offered to the Trustee reasonable security and indemnity against the costs expenses and liabilities to be incurred thereby, and the Trustee shall have refused or neglected to comply with such request within a reasonable time and such notification request and offer of indemnity are hereby declared in every such case, at the option of the Trustee to be conditions precedent to the execution of the powers under this Trust Agreement or for any other remedy hereunder or by law. It is understood, and intended that no one or more owners of the Notes hereby secured shall have any right in any manner whatever by such owner's or their action to affect disturb or prejudice the security of this Trust Agreement, or to enforce any right hereunder or under law with respect to the Notes or this Trust Agreement except in the manner herein provided, and that all proceedings at law or in equity shall be instituted had and maintained in the manner hereunto provided, and for the benefit of all owners of the Outstanding Notes. Nothing contained in this Article shall affect or impair the right of any Note Owner to enforce the payment of the principal of and interest on such owner s Notes or the obligation of the Issuer (subject to the provisions of Section 2.2 hereof), to pay the principal of and interest on each Note issued hereunder to the owner thereof at the time and place in said Note expressed.

                   (B) Anything to the contrary notwithstanding contained in this Section or any other provision of this Trust Agreement each owner of any Note by such owner's acceptance thereof shall be deemed to have agreed that any court in its discretion may require in any suit for the enforcement of any right or remedy under this Trust Agreement or any Supplemental Trust Agreement, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the reasonable costs of such suit, and that such court may in its discretion assess reasonable costs of such suit including reasonable pre-trial trial and appellate attorneys fees against any party litigant in any such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant but the provisions of this paragraph shall not apply to any suit instituted by the Trustee, to any suit instituted by any Note Owner or group of Note Owners holding at least twenty-five percent (25%) in principal amount of the Notes outstanding (including not less than twenty-five percent (25%) in principal amount of Senior Notes then Outstanding) or to any suit instituted by any Note Owner for the enforcement of the payment of any Note on or after the respective due date thereof expressed in such Note.

                   Section 9.8 POSSESSION OF NOTES BY TRUSTEE NOT REQUIRED. All rights of action under this Trust Agreement or under any of the Notes enforceable by the Trustee may be enforced by it without the possession of any of the Notes or the production thereof at the trial or other proceeding relative thereto, and any such suit action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the owners of such Notes subject to the provisions of this Trust Agreement.

                   Section 9.9 REMEDIES NOT EXCLUSIVE. No remedy herein conferred upon or reserved to the Trustee or to the owners of the Notes is intended to be exclusive of any other remedy or remedies and each and every such remedy shall be cumulative and shall be in addition to any other remedy given hereunder or now or hereafter existing at law or in equity or by statute.

                  Section 9.10 NO WAIVER OF DEFAULT. No delay or omission of the Trustee or of any Owner of the Notes to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein and every power and remedy given by this Trust Agreement to the Trustee and the owners of the Notes respectively may be exercised from time to time and as often as may be deemed expedient Not withstanding the foregoing an Event of Default may be waived either by the Trustee if the Trustee believes such waiver is in the best interest of the Note Owners or by Note Owners holding more than fifty percent (50%) in principal amount of the Notes Outstanding (including not less than fifty (50%) in principal amount of Senior Notes Outstanding).

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


                  Section 9.11 NOTICE OF EVENT OF DEFAULT. The Trustee shall give to the Note Owners notice of each Event of Default hereunder known to the Trustee after actual knowledge of the occurrence thereof unless such Event of Default shall have been remedied or cured before the giving of such notice, provided that except in the case of default in the payment of the principal of or interest on any of the Notes, the Trustee shall be protected in withholding such notice if and so long as the board of directors or responsible officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Note Owners Each such notice of Event of Default shall be given by the Trustee by mailing written notice thereof (i) to all owners of Notes as the names and addresses of such owners appear upon the books for registration and transfer of Notes as kept by the Trustee and (ii) to such persons if any, as is required by law.

                                    ARTICLE X

                           CONCERNING THE FIDUCIARIES

                  Section 10.1 APPOINTMENT AND ACCEPTANCE OF DUTIES OF TRUSTEE. NBD Bank, N.A. is hereby appointed as Trustee and registrar The Trustee shall signify its acceptance of the duties and obligations of Trustee as a fiduciary for the Note Owners.

                   The Trustee accepts and agrees to execute the trusts imposed upon it by this Trust Agreement but only upon the terms and conditions set forth herein The Trustee prior to the occurrence of an event of default and after the curing of all events of default which may have occurred undertakes to perform such duties and only such duties as are specifically set forth in this Trust Agreement, and no implied covenants or obligations should be read into this Trust Agreement against the Trustee if any event of default under this Trust Agreement shall have occurred and be continuing the Trustee shall exercise such of the rights and powers vested in it by this Trust Agreement and shall use the same degree of care as a prudent person would exercise or use in the circumstances in the conduct of such prudent person s own affairs The Trustee agrees to perform such trusts only upon and subject to the following expressed terms and conditions.

                   (a) The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys agents receivers or employees and shall not be answerable for the conduct of the same if appointed with due care hereunder and shall be entitled to advice of counsel concerning all matters of trusts hereof and duties hereunder and may in all cases pay such reasonable compensation to any attorney agent receiver or employee retained or employed by it in connection herewith The Trustee may act upon the opinion, or advice of any attorney surveyor engineer or accountant selected by it in the exercise of reasonable care or if selected or retained by the Issuer approved by the Trustee in the exercise of such care The Trustee shall not be responsible for any loss or damage resulting from any action or non-action based on its good faith reliance upon such opinion or advice.

                   (b) The Trustee shall not be responsible for any recital herein, or in the Notes (except with respect to the certificate of the Trustee endorsed on the Notes), or for the investment of moneys as herein permitted and except that no investment shall be made except in compliance with Section 5.6 hereof or for the recording or re-recording filing or re-filing of this Trust Agreement, or any supplement or amendment thereto or the filing of financing statements or for the validity of the execution by the Issuer of this Trust Agreement or of any supplemental indentures or instruments of further assurance or for the sufficiency of the security for the Notes issued hereunder or intended to be secured hereby or for the value or title of the property herein conveyed or otherwise as to the maintenance of the security hereof The Trustee may (but shall be under no duty to) require of the Issuer full information and advice as to the performance of the covenants conditions and agreements in this Trust Agreement of any impending default known to the Trustee The Trustee shall have no obligation to perform any of the duties of the Issuer under this Trust Agreement.

                   (c) Any action taken by the Trustee pursuant to this Trust Agreement upon the request or authority or consent of any person who at the time of making such request or giving such authority or consent is the owner of any Notes shall be conclusive and binding upon all future owners of the same Note and upon Notes issued in exchange therefor or in place thereof.

                   (d) As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument paper or proceeding the Trustee shall be entitled to rely upon a certificate signed on behalf of the Issuer by an Authorized Officer as sufficient evidence of the facts therein contained and prior to the occurrence of a default of which the Trustee has actual knowledge may accept a similar certificate to the effect that any particular dealing transaction or action is necessary or expedient but may at its discretion secure such further evidence deemed necessary or advisable but shall in no case be bound to secure the same The Trustee may accept a certificate of an Authorized Officer to the effect that a resolution in the form therein set forth has been adopted by the Issuer as conclusive evidence that such resolution has been duly adopted and is in full force and effect.

                   (e) The permissive right of the Trustee to do things enumerated in this Trust Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful default.

                  (f) At any and all reasonable times, the Trustee, and its duly authorized agents, attorneys, experts, engineers, accountants and representatives shall have the right fully to

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

inspect any and all books, papers and records of the Issuer pertaining to the Notes, and to take such memoranda from and in regard thereto as may be desired.

                   (g) The Trustee shall not be required to give any bond or surety in respect of the execution of the said trusts and powers or otherwise in respect of the premises.

                   (h) Notwithstanding anything elsewhere in this Trust Agreement contained, the Trustee shall have the right, but shall not be required, to demand in respect of the authentication of any Notes, the withdrawal of any cash the release of any property, or any action whatsoever within the purview of this Trust Agreement, any showings certificates, opinions, appraisals or other information or corporate action or evidence thereof in addition to that by the terms hereof required as a condition of such action by the Trustee deemed reasonably necessary f or the purpose of establishing the right of the Issuer to the authentication of any Notes the withdrawal of any cash the release of any property to the taking of any other action by the Trustee.

                   (i) Before taking any action under this Trust Agreement relating to an event of default or in connection with its duties under this Trust Agreement other than making payments of principal and interest on the Bonds as they become due or causing an acceleration of the Notes whenever required by the Trust Agreement, the Trustee may require that a satisfactory indemnity bond be furnished for the reimbursement of all expenses to which it may be put and to protect it against all liability.

                  Section 10.2 RESPONSIBILITY OF FIDUCIARIES. The recitals of fact herein and in the Notes contained shall be taken as the statements of the Issuer and no Fiduciary assumes any responsibility for the correctness of the same No Fiduciary makes any representations as to the validity or sufficiency of this Trust Agreement or of any Notes issued hereunder or in respect of the security afforded by this Trust Agreement, and no Fiduciary shall incur any responsibility or duty with respect to the issuance of the Notes or the application of the proceeds thereof or the application of any moneys paid to the other Fiduciary No Fiduciary shall be under any obligation or duty to perform any act which would involve it in expense or liability or to institute or defend any suit in respect hereof, or to advance any of its own moneys, unless properly indemnified No Fiduciary shall be liable in connection with the performance of its duties hereunder except for its own negligence or default Neither the Trustee nor any paying agent shall be under any responsibility or duty with respect to the application of any moneys paid to any one of the others.

                  Section 10.3 EVIDENCE ON WHICH FIDUCIARIES MAY ACT.
Each Fiduciary shall be protected in acting upon any notice, resolution request consent order certificate, report, opinion, bond or other paper or document believed by it to be genuine, and to have been signed or presented by the proper party or parties.

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


Each Fiduciary may consult with counsel, who may be of counsel to the Issuer and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder in good faith and in accordance therewith Whenever any Fiduciary shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering any action hereunder including payment of moneys out of an Account, such matter (unless other evidence of respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a Certificate signed by an Authorized Officer and such Certificate shall be full warrant for any action taken or suffered in good faith under the provisions of this Trust Agreement upon the faith thereof but in its sole discretion the Fiduciary may in lieu thereof accept other evidence of such fact or matter or may require such further or additional evidence as it may deem reasonable Neither the Trustee nor Fiduciary nor any successor Trustee or Fiduciary shall be liable to the Issuer the owners of any of the Notes or any other person f or any act or omission done or omitted to be done by such Trustee or Fiduciary in reliance upon any instruction, direction or certification received by the Trustee or Fiduciary pursuant to this Trust Agreement or for any act or omission done or omitted in good faith and without willful or reckless misconduct Except as otherwise expressly provided herein any request order notice or other direction required or permitted to be furnished pursuant to any provision hereof by the Issuer to any Fiduciary shall be sufficiently executed if executed in the name of the Issuer by an Authorized Officer.

                  Section 10.4 COMPENSATION. The Issuer shall pay to each Fiduciary from time to time reasonable compensation as agreed to by the Issuer and the respective Fiduciary for all services rendered under this Trust Agreement, and also all reasonable expenses, charges counsel fees and other disbursements including those of their attorneys agents and employees incurred in and about the performance of their powers and duties under this Trust Agreement and each Fiduciary shall have a lien therefor on any and all funds at any time held by it under this Trust Agreement.

                  The Issuer hereby agrees to indemnify the Trustee and each of its directors officers employees agents and/or representatives for and to hold each of them harmless against any loss liability or expense incurred without negligence or bad faith on each of their parts, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties hereunder.

                  Section 10.5 PERMITTED ACTS AND FUNCTIONS. Any Fiduciary may become the owner of any Notes with the same rights it would have if it were not a Fiduciary Any Fiduciary may act as Depositary for and permit any of its officers or directors to act as a member of, or in any other capacity with respect to, any committee formed to protect the rights of Note Owners or to affect or aid in any reorganization growing out of the enforcement of the Notes or this Trust Agreement whether or not any such committee shall represent the owners of a majority in principal amount of the Notes then Outstanding Any Fiduciary may sell Eligible Loans to the Issuer Any Fiduciary may be an underwriter in connection with the sale of the Notes or of any other securities offered or issued by the Issuer.

                  Section 10.6 RESIGNATION OF TRUSTEE. The Trustee may at any time resign and be discharged of the duties and obligations created by this Trust Agreement by giving not less than sixty days' written notice to the Issuer and to the Note Owners specifying the date when such resignation shall take effect, and such resignation shall take effect upon any day specified in such notice unless (i) previously a successor shall have been appointed as provided in Section 10.9, in which event such resignation shall take effect immediately on the acceptance of such successor or (ii) no such successor shall have been appointed in which event such resignation shall take effect immediately upon but not until, the acceptance of such successor.

                   Section 10.7 REMOVAL OF TRUSTEE. The Trustee shall be removed by the Issuer if at any time so requested by an instrument or concurrent instruments in writing filed with the Trustee and the Issuer and signed by the owners (or their attorney-in-fact duly authorized) of a majority in principal amount of Notes Outstanding (but in no event less than a majority in principal amount of Senior Notes) The Issuer in its discretion may remove the Trustee at any time except during the existence of an Event of Default by filing with the Trustee an instrument of appointment signed by an Authorized Officer and the acceptance by a successor Trustee.

                   Section 10.8 APPOINTMENT OF SUCCESSOR TRUSTEE. (A) In case at any time the Trustee shall resign or shall be removed or shall become incapable of acting or shall be adjudged a bankrupt or insolvent or if a receiver liquidator or conservator of the Trustee or of its property shall be appointed, or if any public officer shall take charge or control of the Trustee or of its property or affairs the Issuer covenants and agrees that it will thereupon appoint a successor Trustee.

                   (B) If in a proper case no appointment of a successor Trustee shall be made pursuant to the foregoing provisions of this Section within forty-five days after the Trustee shall have given to the Issuer written notice, as provided in Section 10 6 or after a vacancy in the office of the Trustee shall have occurred by reason of its inability to act, the Trustee or the owner of any Note may apply to any court of competent jurisdiction to appoint a successor Trustee Said court may thereupon after such notice if any as such court may deem proper and prescribe, appoint a successor Trustee.

                   (C) Any Trustee appointed under the provisions of this
Section in succession to the Trustee shall be a trust company or bank having the powers of a trust company within or outside the State, having a capital, surplus and undivided profits aggregating at least $75,000,000 if there be such a trust company or bank willing and able to accept the office on reasonable and customary terms and authorized by law to perform all the duties imposed upon it by this Trust Agreement.

                   Section 10.9 TRANSFER OF RIGHTS AND PROPERTY TO SUCCESSOR TRUSTEE. Any successor Trustee appointed under this Trust Agreement shall execute, acknowledge and deliver to its predecessor Trustee and also to the Issuer, an instrument accepting such appointment, as a fiduciary for the Note Owners, and thereupon such successor Trustee, without any further act, deed or conveyance shall become fully vested with all moneys, estates properties rights, powers, duties and obligations of such predecessor Trustee, with like effect as if originally named as Trustee but the Trustee ceasing to act shall nevertheless on the request of the Issuer, or of its successor Trustee execute acknowledge and deliver such instruments of conveyance and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Trustee all the right title and interest of the predecessor Trustee in and to any property held by it under this Trust Agreement and shall pay over assign and deliver to the successor Trustee any money or other property subject to the trusts and conditions herein set forth Should any deed, conveyance or instrument in writing from the Issuer be required by such successor Trustee for more fully and certainly vesting in and confirming to such successor Trustee any such estates, rights, powers and duties any and all such deeds conveyances and instruments in writing shall on request and so far as may be authorized by law be executed acknowledged and delivered by the Issuer Any such successor Trustee shall promptly notify the paying agents of its appointment as Trustee Upon the effectiveness of the resignation or removal of the Trustee, such Trustee's authority to act pursuant to this Trust Agreement shall terminate and such Trustee shall have no further responsibility or liability whatsoever as Trustee for performance of this Trust Agreement.

                  Section 10.10 MERGER OR CONSOLIDATION. Any company into which any Fiduciary may be merged or converted or with which it may be consolidated or any company resulting from any merger conversion or consolidation to which it shall be a party or any company to which any Fiduciary may sell or transfer all or substantially all of its corporate trust business provided such company shall be a trust company or bank which is qualified to be a successor to such Fiduciary under Section 10.8 and shall be authorized by law to perform all the duties imposed upon it by this Trust Agreement shall be the successor to such Fiduciary without the execution or filing of any paper or the performance of any further act anything herein to the contrary notwithstanding.

                  Section 10.11 ADOPTION OF AUTHENTICATION. In case any of the Notes contemplated to be issued under this Trust Agreement shall have been authenticated but not delivered any successor Trustee may adopt the certificate of authentication of any predecessor Trustee so authenticating such Notes and deliver such Notes so authenticated, and in case any of the said Notes shall not have been authenticated, any successor Trustee may authenticate such Notes in the name of the predecessor Trustee or in the name of the successor Trustee, and in all such cases such certificate shall have the full force provided anywhere in said Notes or in this Trust Agreement.

                  Section 10.12 EVIDENCE OF SIGNATURES OF NOTE OWNERS AND OWNERSHIP OF NOTES. (A) Any request, consent or other instrument which this Trust Agreement may require or permit to be signed and executed by the Note Owners may be in one or more instruments of similar tenor and shall be signed or executed by such Note Owners in person or by their attorneys appointed in writing Proof of (i) the execution of any such instrument or of an instrument appointing any such attorney, or (ii) the holding by any person of the Notes shall be sufficient for any purpose of this Trust Agreement (except as otherwise herein expressly provided) if made in the following manner but the Trustee may nevertheless in its sole discretion require further or other proof in cases where it deems the same desirable.

                  The fact and date of the execution by any Note Owner or such owner s attorney of such instrument may be proved by the Certificate which need not be acknowledged or verified, of an officer of a bank or trust company, financial institution or other member of the National Association of Securities Dealers Inc., satisfactory to the Trustee or of any notary public or other officer authorized to take acknowledgments of deeds to be recorded in the state in which such person purports to act that the person signing such request or other instrument acknowledged at the time of the execution thereof or by an affidavit of a witness of such execution duly sworn to before such notary public or other officer The authority of the person or persons executing any such instrument on behalf of a corporate Note Owner may be established without further proof if such instrument is signed by a person purporting to be the president or vice president of such corporation with a corporate seal affixed and attested by a person purporting to be its secretary or an assistant secretary; and

                   (B) The ownership of Notes and the amount numbers and other identification, and date of holding the same shall be proved by the registry books.

                   (C) Any request consent or vote of the owner of any Note shall bind all future owners of such Note in respect of anything done or suffered to be done by the Issuer or any Fiduciary in accordance therewith.

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


                   Section 10.13 PRESERVATION AND INSPECTION OF DOCUMENTS.
All documents received by any Fiduciary under the provisions of this Trust Agreement or any Supplemental Trust Agreement (or microfilm, microcard or similar photographic reproduction thereof) shall be retained in its possession and shall be subject at all reasonable times to the inspection of the Issuer and any other Fiduciary and any Note Owner and their agents and their representatives, any of whom may make copies thereof.

                   Section 10.14 WITHHOLDING. If any withholding tax is imposed on the Issuer's payment under the Notes to any Note Owner such tax shall reduce the amount otherwise distributable to such Note Owner The Trustee is hereby authorized and directed to retain from amounts otherwise distributable to any Note Owner sufficient funds for the payment of any tax that is legally owed by the Issuer (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings) The amount of any withholding tax imposed with respect to any Note Owner shall be treated as cash distributed to such Note Owner at the time it is withheld by the Trustee and remitted to the appropriate taxing authority If there is a possibility that withholding tax is payable with respect to a distribution the Trustee may in its sole discretion withhold such amounts in accordance with this Section 6.14 If any Note Owner wishes to apply for a refund of any such withholding tax, the Trustee shall reasonably cooperate with such Note Owner in making such claim so long as such Note Owner agrees to reimburse the Trustee for any out-of-pocket expenses incurred The Trustee shall use reasonable efforts to give on behalf of the Issuer notice to each Note Owner of any such withholding requirement at least 10 days prior to the date of the payment from which amounts are required to be withheld.

                                   ARTICLE XI

                       DEFEASANCE MISCELLANEOUS PROVISIONS

                  Section 11.1 DEFEASANCE. (A) Subject to the provisions of
Article IX if the Issuer shall pay or cause to be paid to the owners of the Notes the principal and interest, including deferred interest whether or not then due to become due thereon and at the times and in the manner stipulated therein and in this Trust Agreement the pledge of the Pledged Assets, including any Revenues Recoveries of Principal and other moneys securities funds and property hereby pledged and all other rights granted hereby in favor of the Note Owners shall be discharged and satisfied In such event the Trustee shall upon the request of the Issuer execute and deliver to the Issuer all such instruments as may be desirable to evidence such discharge and satisfaction and the Fiduciaries shall pay over or deliver to the Issuer all moneys or securities held by them pursuant to this Trust Agreement which are not required for the payment of Notes not theretofore

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


surrendered for such payment. If the Issuer shall pay or cause to be paid, or there shall otherwise be paid, to the owners of all Outstanding Notes the principal and interest due or to become due thereon at the times and in the manner stipulated therein and in this Trust Agreement, such Notes shall cease to be entitled to any lien benefit or security hereunder and all covenants, agreements and obligations of the Issuer to the owners of such Notes shall thereupon cease, terminate and become void and be discharged and satisfied.

                   (B) Notes for the payment of which Eligible Funds shall have been set aside and shall be held in trust by the Fiduciaries (through deposit by the Issuer of funds for such payment or otherwise) shall, at the maturity thereof, be deemed to have been paid within the meaning and with the effect expressed in subsection (A) of this Section All Notes shall, prior to the maturity thereof be deemed to have been paid within the meaning and with the effect expressed in subsection (A) of this Section if (i) there shall have been deposited with the Trustee, funds consisting of moneys or non-callable direct obligations of or guaranteed by the United States of America the principal of and the interest on which when due, will provide moneys which shall be sufficient to pay when due the principal and redemption price if applicable of and interest due and to become due on said Notes on the maturity date thereof or earlier redemption date and (ii) the Issuer shall have given the Trustee in form satisfactory to it irrevocable instructions to give notice by mail as soon as practicable to the owners of such Notes that the deposit required by (i) above has been made with the Trustee and that said Notes are deemed to have been paid in accordance with this Section and stating such maturity upon which moneys are to be available for the payment of the principal on said Notes Neither (i) non-callable direct obligations of the United States of America or moneys deposited with the Trustee pursuant to this Section nor (ii) principal or interest payments on any such Investment Securities shall be withdrawn or used for any purpose other than, and shall be held in trust for the payment of the principal of and interest on said Notes but any cash received from such principal or interest payments on such Investment Securities deposited with the Trustee if not then needed for such purpose shall, to the extent practicable and permitted by Section 6.6 hereof, be reinvested in Investment Securities maturing at times and in amounts sufficient to pay when due the principal and interest to become due on said Notes on and prior to such maturity date thereof, as the case may be and interest earned from such reinvestments not needed to redeem Notes shall be paid over to the Issuer as received by the Trustee free and clear of any trust lien or pledge For the purposes of this Section Investment Securities means and includes only such non-callable obligations as are described in clause
(1) of the definition of Investment Securities herein.

                   (C) The deposit required by subsection (B) hereof may be made with respect to Notes within any particular maturity in which case such maturity of Notes shall no longer be deemed to be

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Outstanding under the terms of this Trust Agreement, and the Owners of such defeased Notes shall be secured only by such trust funds and not by any other part of the Pledged Assets, and this Trust Agreement shall remain in full force and effect to protect the interests of the Owners of Notes remaining Outstanding thereafter.

                   (D) Anything in this Trust Agreement to the contrary notwithstanding, subject to the applicable provision of the law of the State, any moneys held by a Fiduciary in trust for the payment and discharge of any of the Notes which remain unclaimed for six years after the date when all of the Notes have become due and payable if such moneys were held by the Fiduciary at such date, or for six years after the date of deposit of such moneys if deposited with the Fiduciary after the said date when all of the Notes became due and payable shall at the written request of the Issuer be repaid by the Fiduciary to the Issuer, as the Issuer's absolute property and free from trust and the Fiduciary shall thereupon be released and discharged except that before being required to make any such payment the Fiduciary shall, at the expense of the Issuer cause to be published at least twice at an interval of not less than seven days between publications in a newspaper of general circulation selected by the Issuer, notice that said moneys remain unclaimed and that after a date named in said notice which date shall be not less than ten nor more than twenty days after the date of the first publication of such notice, the balance of such moneys then unclaimed will be paid as provided herein.

                  Section 11.2 NO RECOURSE UNDER TRUST AGREEMENT OR ON NOTES. All covenants stipulations promises, agreements and obligations of the Issuer contained in this Trust Agreement shall be deemed to be the covenants stipulations promises agreements and obligations of the Issuer and not of any officer director or employee of the Issuer in such person's individual capacity and no recourse shall be had for the payment of the principal of or interest on the Notes or for any claim based thereon or on this Trust Agreement against any officer director or employee of the Issuer or against any natural person executing the Notes

                  Section 11.3 SECURITY INSTRUMENT. This Trust Agreement when delivered to and accepted by the Trustee shall constitute a security agreement pursuant to and for all purposes of the Uniform Commercial Code of the State of Indiana

                  Section 11.4 CONFLICT. All resolutions or parts of Trust Agreements or other proceedings of the Issuer in conflict herewith be and the same are repealed insofar as such conflict exists.

                  Section 11.5 CONFLICT WITH TRUST INDENTURE ACT. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act such required provision shall control. The provisions of TIA Sections 310 through 317 that impose duties on any Person (including the

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provisions automatically deemed included herein unless expressly excluded by this Trust Agreement) are a part of and govern this Trust Agreement whether or not physically contained herein

                  Section 11.6 RECORDING OF TRUST AGREEMENT. If this Trust Agreement is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer and at its expense accompanied by an Opinion of Counsel (which may be counsel to the Issuer or any other counsel reasonably acceptable to the Trustee) to the effect that such recording is necessary either for the protection of the Note Owners or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Trustee under this Trust Agreement.

                  Section 11.7 EFFECTIVE DATE. This Trust Agreement shall take effect immediately.

                  IN WITNESS WHEREOF, EMT Corp. has caused these presents to be signed in its name and behalf by its Executive Vice President and its corporate seal to be hereunto affixed and attested by its Secretary, and to evidence its acceptance of the trusts hereby created NBD Bank, N.A. as Trustee has caused these presents to be signed in its name and behalf by, its official seal to be hereunto affixed and the same to be attested by its duly authorized officers, all as of the day and year first above written.

                                      EMT CO.

                                      By /s/ Garrett A. Varner
                                      -------------------------------
                                      Garrett A. Varner
                                      Treasurer

Attest:

/s/ John F. Wieczorek
---------------------------------------

SEAL

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                                    NBD Bank N.A.
                                     as Trustee


                                    By /s/ Nancy Marer
                                      ---------------------------------------
                                       Title: Vice President



Attest:

/s/ (illegible)
----------------------------------------
Title:  Assistant Vice President

          SEAL